                                                               File Nos. 2-98772
                                                                        811-4347


              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON MAY 19, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

      Pre-Effective Amendment No.                              /   /

      Post-Effective Amendment No.                             /   /


REGISTRATION STATEMENT UNDER THE INVESTMENT
          COMPANY ACT OF 1940

      Amendment No.  55                                        / X /

                                    GMO TRUST
               (Exact Name of Registrant as Specified in Charter)

                   40 Rowes Wharf, Boston, Massachusetts 02110
                    (Address of principal executive offices)

                                  617-330-7500
              (Registrant's telephone number, including area code)

                                 with a copy to:

       R. Jeremy Grantham                           J.B. Kittredge, Esq.
       GMO Trust                                    Ropes & Gray
       40 Rowes Wharf                               One International Place
       Boston, Massachusetts 02110                  Boston, Massachusetts  02110
                    (Name and address of agents for service)



It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940.

This filing relates solely to the GMO Tax-Managed U.S. Small Cap Fund. No filing relating to any other series of GMO Trust is amended or superseded hereby.

                       GMO TAX-MANAGED U.S. SMALL CAP FUND
                   40 Rowes Wharf, Boston, Massachusetts 02110

         The GMO TAX-MANAGED U.S. SMALL CAP FUND (the "TAX-MANAGED U.S. SMALL CAP FUND", the "FUND") is one of thirty-seven separate investment portfolios currently offered by GMO Trust (the "Trust"), an open-end management investment company. The other portfolios are offered pursuant to separate prospectuses. The Fund's investment manager is GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC (the "MANAGER" or "GMO").

         The Tax-Managed U.S. Small Cap Fund seeks to maximize after-tax total return through investment in a portfolio of common stocks of smaller companies principally traded in the U.S. The Fund is a "non-diversified" portfolio, as defined in the Investment Company Act of 1940 (the "1940 Act"). See "Description and Risks of Fund Investments--Diversified and Non-Diversified Portfolios." A TABLE OF CONTENTS APPEARS ON PAGE I OF THIS PRIVATE PLACEMENT MEMORANDUM.

         The Fund has four classes of shares: Class I, Class II, Class III and Class IV. The Fund is currently offering Class III Shares only. Eligibility for the classes is generally based on the total amount of assets that a client has invested with GMO (with Class I requiring the least total assets and Class IV the most), as described more fully herein. See "Multiple Classes--Eligibility for Classes."

         The classes differ solely with regard to the level of SHAREHOLDER SERVICE FEE borne by the class. This difference is described briefly below and in more detail elsewhere in this Private Placement Memorandum. ALL CLASSES OF THE FUND HAVE AN INTEREST IN THE SAME UNDERLYING ASSETS, ARE MANAGED BY GMO, AND PAY THE SAME INVESTMENT MANAGEMENT FEE.

                              INVESTMENT MANAGER &

                             CLIENT SERVICE PROVIDER


                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

                                     ("GMO")

                               Tel: (617) 346-7646
                               Fax: (617) 439-4132

----------------------

         This Private Placement Memorandum concisely describes the information investors should know about the Fund before investing. In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. Please read this Private Placement Memorandum carefully and keep it for further reference. A Statement of Additional Information dated May 19 ,1999 as revised from time to time, is available free of charge by writing to GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling (617) 346-7646. The Statement, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Private Placement Memorandum.

         The securities offered hereby have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and may not be transferred or resold unless so registered or exempt therefrom. However, the securities are redeemable as described in this Private Placement Memorandum. In certain cases investors may be redeemed Ain kind@ and receive portfolio securities held by the Fund in lieu of cash upon redemption. In such case, an investor will incur costs when the investor sells the securities so distributed.

         No person has been authorized to make any representations or provide any information with respect to the shares except such information as is contained in this Memorandum, the Statement of Additional Information or other materials approved by the Trust. No sales made hereunder shall under any circumstances create an implication that there has been no change in matters discussed herein since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


PRIVATE PLACEMENT MEMORANDUM                                        MAY 19, 1999



                                CLASSES AND FEES

                                        ELIGIBILITY
                                        REQUIREMENT*               SHAREHOLDER SERVICE FEE**

TAX-MANAGED U.S. SMALL CAP FUND

          Class I                           N/A                              0.28%
          Class II                          N/A                              0.22%
          Class III                         $1 million                       0.15%
          Class IV                          N/A                              0.13%


----------

 * More detailed explanation of eligibility criteria is provided below and under "Multiple Classes -- Eligibility for Classes."
 ** As noted above, all classes of shares of the Fund pay the same investment management fee.

CLASS ELIGIBILITY

         For full details of the class eligibility criteria summarized below and an explanation of how conversions between classes will occur, see "Multiple Classes - Eligibility for Classes" and "Multiple Classes - Conversions Between Classes."

Class I Shares. Class I Shares are not currently being offered by the Fund, but may be offered in the future. Class I Shares bear a Shareholder Service Fee of 0.28%.

Class II Shares. Class II Shares are not currently being offered by the Fund, but may be offered in the future. Class II Shares bear a Shareholder Service Fee of 0.22%.

Class III Shares. Class III Shares of the Fund are available to any investor who commits assets to GMO management to establish a "Total Investment" (as defined herein) with GMO of at least $1 million. Class III Shares bear a Shareholder Service Fee of 0.15% of average net assets.

Class IV Shares. Class IV Shares are not currently being offered by the Fund, but may be offered in the future. Class IV Shares bear a Shareholder Service Fee of 0.13% for the this Fund. See "Multiple Classes--Eligibility for Classes" and "Multiple Classes--Conversions Between Classes" for full details of the eligibility criteria for the Class IV Shares (which work differently than that for Class I, II and III Shares) and an explanation of how conversions between classes will occur.

         Purchasers of all classes of shares should follow purchase instructions described under "Purchase of Shares" and direct questions to the Trust at (617) 346-7646.


                                TABLE OF CONTENTS

                                                                                                     Page

FEES AND EXPENSES......................................................................................1
         Examples......................................................................................1

INVESTMENT OBJECTIVE AND POLICIES......................................................................2

DESCRIPTION AND RISKS OF FUND INVESTMENTS..............................................................3
         Portfolio Turnover............................................................................3
         Diversified and Non-Diversified Portfolios....................................................3
         Certain Risks of Smaller Companies............................................................3
         Securities Lending............................................................................3
         Depository Receipts...........................................................................4
         Convertible Securities........................................................................4
         Futures and Options...........................................................................4
                  Options..............................................................................4
                  Writing Covered Options..............................................................4
                  Futures..............................................................................6
                  Index Futures........................................................................6
                  Interest Rate Futures................................................................7
                  Options on Futures Contracts.........................................................7
         Uses of Options, Futures and Options on Futures...............................................7
                  Hedging..............................................................................7
                  Investment Purposes..................................................................8
                  Synthetic Sales and Purchases........................................................8
         Swap Contracts and Other Two-Party Contracts..................................................9
                  Swap Contracts.......................................................................9
                  Equity Swap Contracts and Contracts for Differences..................................9
         Repurchase Agreements.........................................................................9
         Temporary High Quality Cash Items............................................................10
         U.S. Government Securities and Foreign Government Securities.................................10
         Indexed Securities...........................................................................10
         Illiquid Securities..........................................................................11
         Special Year 2000 Risk Considerations........................................................11

ADDITIONAL INVESTMENT RESTRICTIONS....................................................................11
         Fundamental Restrictions.....................................................................11
         Non-Fundamental Restrictions.................................................................12





MULTIPLE CLASSES......................................................................................13
         Shareholder Service Fees.....................................................................13
         Eligibility for Classes......................................................................13
         Conversions Between Classes..................................................................15

PURCHASE OF SHARES....................................................................................15
         Purchase Procedures..........................................................................16

REDEMPTION OF SHARES..................................................................................17

DETERMINATION OF NET ASSET VALUE......................................................................18

DISTRIBUTIONS.........................................................................................18

TAXES.................................................................................................19
         Withholding on Distributions to Foreign Investors............................................20
         Tax Implications of Certain Investments......................................................20
         Loss of Regulated Investment Company Status..................................................21

MANAGEMENT OF THE TRUST...............................................................................21

ORGANIZATION AND CAPITALIZATION OF THE TRUST..........................................................21

Appendix A............................................................................................23

RISKS AND LIMITATIONS OF OPTIONS, FUTURES AND SWAPS...................................................23
         Limitations on the Use of Options and Futures Portfolio Strategies...........................23
         Risk Factors in Options Transactions.........................................................23
         Risk Factors in Futures Transactions.........................................................23
         Risk Factors in Swap Contracts, OTC Options and other Two-Party Contract.....................24
         Additional Regulatory Limitations on the Use of Futures and Related Options,
           Interest Rate Floors, Caps and Collars and Interest Rate and Currency Swap Contracts.......25

Appendix B............................................................................................26

COMMERCIAL PAPER AND CORPORATE DEBT RATINGS...........................................................26
         Commercial Paper Ratings.....................................................................26
         Corporate Debt Ratings.......................................................................26



                                FEES AND EXPENSES
--------------- ---------------------------------- -------------------------------------------------------------------------------

                  PURCHASE AND REDEMPTION FEES                              ANNUAL FUND OPERATING EXPENSES
                 (fees paid directly to Fund at                      (expenses that are deducted from Fund assets)
                     purchase or redemption)
--------------- ---------------------------------- -------------------------------------------------------------------------------
--------------- ------------------- -------------- -------------- ------------- ------------ ------------ ---------------- -------

                  Cash Purchase
                     Premium       Redemption     Investment                     Other         Total        Expense       Net
                (as a % of amount     Fee         Management    Shareholder    Expenses(4)   Operating   Reimbursement(5) Expenses
                 invested)(1,2)                       Fee       Service Fee(3)                Expenses
--------------- ----------------- -------------- -------------- -------------- ------------ ------------ ---------------- --------
--------------- ----------------- -------------- -------------- -------------- ------------ ------------ ---------------- --------


    Class III          0.50            None           0.55%         0.15%         0.20%        0.90%           0.20%        0.70%
--------------- ----------------- -------------- -------------- -------------- ------------ ------------ ---------------- --------
--------------- ----------------- -------------- -------------- -------------- ------------ ------------ ---------------- --------

Footnotes to the above table are below and are important to understanding this table.

                                    EXAMPLES

The examples below illustrate the expenses you would incur on a $10,000 investment over the stated time frames, assuming your investment had a 5% return each year and the Fund's operating expenses remained the same. The examples are for comparative purposes only; they do not represent past or future expenses or performance, and your actual expenses and performance may be higher or lower.


-------------------------- ------------------------------------------- ----------------------------------------------
                                           Example 1:                                   Example 2:
                             Assuming you redeem your shares at the       Assuming you do not redeem your shares
                                       end of each period
-------------------------- ------------------------------------------- ----------------------------------------------
-------------------------- --------------------- --------------------- ----------------------- ----------------------

                                  1 Year               3 Years                 1 Year                 3 Years
-------------------------- --------------------- --------------------- ----------------------- ----------------------
-------------------------- --------------------- --------------------- ----------------------- ----------------------


    Class III                     $121                  $316                    $121                  $316
-------------------------- --------------------- --------------------- ----------------------- ----------------------
-------------------------- --------------------- --------------------- ----------------------- ----------------------

NOTES TO FEES AND EXPENSES

1. Purchase premiums and redemption fees generally apply only to cash transactions. These fees are paid to and retained by the Fund itself and are designed to allocate transaction costs caused by shareholder activity to the shareholder generating the activity, rather than to the Fund as a whole. The Manager may reduce these fees in certain limited circumstances described below.

         Normally no purchase premium is charged with respect to in-kind purchases of Fund shares.

2. The purchase premium and/or redemption fee for this Fund may generally not be waived due to offsetting transactions, and may be waived in only rare circumstances. The premium or fee will only be waived for this Fund (i) if the purchase or redemption is part of a transfer from or to another Fund where the Manager is able to transfer securities among the Funds as part of effecting the transaction, (ii) during periods (expected to exist only rarely) when the Manager determines that the Fund is either substantially overweighted or underweighted with respect to its cash position so that a redemption or purchase will not require a securities transaction, or (iii) in certain other instances (not including offsetting transactions) where it is compelling to the Manager that the purchase or redemption will not result in transaction costs to the Fund. Any waiver with respect to this Fund must be arranged in advance with the Manager.

3. Shareholder Service Fee ("SSF") paid to GMO for providing client services and reporting services. The level of SSF is the sole economic distinction between the various classes of Fund shares. A lower SSF for larger investments reflects that the cost of servicing client accounts is lower for larger accounts when expressed as a percentage of the account.

4.       Based on estimated amounts for the Fund's first fiscal year.

5. The Manager has contractually agreed to reimburse the Fund with respect to certain Fund expenses through June 30, 2000 to the extent that the Fund's total annual operating expenses (excluding Shareholder Service Fees, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses and transfer taxes) would otherwise exceed 0.55 percent of the Fund's daily net assets.

                        INVESTMENT OBJECTIVE AND POLICIES

TAX-MANAGED U.S. SMALL CAP FUND

Current Benchmark:  Russell 2500 Index

         The investment objective of the Tax-Managed U.S. Small Cap Fund is to maximize after-tax total return through investment in a portfolio of common stocks principally traded in the U.S. The Fund attempts to achieve its objective by selecting its investments primarily from companies included in, or with total market capitalizations similar to those companies included in the Russell 2500 Index ("smaller companies"). Under normal market conditions, the Fund will invest at least 65% of its total assets in the equity securities of smaller companies. An investment in the Fund involves risks similar to investing in common stocks directly.

         The Russell 2500 Index measures the performance of the 2,500 smallest companies in the Russell 3000 Index (which in turn measures the performance of the 3,000 largest U.S. companies based on total market capitalization; these 3,000 companies represent approximately 98% of the investable U.S. equity market), which represents approximately 22% of the total market capitalization of the Russell 3000 Index. As of the latest reconstitution, the average market capitalization was approximately $931.0 million; the median market capitalization was approximately $630.0 million. The largest company in the index had an approximate market capitalization of $3.7 billion.

         The Fund will employ several strategies designed to minimize the impact of taxes on investors' returns. The Manager will seek to minimize portfolio turnover in order to defer the realization and minimize the distributions of capital gains. The Manager may, when appropriate, sell securities in order to realize capital losses so as to offset realized capital gains, thus reducing net capital gains distributions. In addition, when making sales of specific securities, the Manager will attempt to sell shares on which the Fund has the highest cost basis in order to minimize capital gains distributions. In lieu of redeeming in cash, the Manager will meet redemption requests through in-kind redemptions in whole or in part by a distribution of securities held by the Fund to attempt to minimize the distribution of capital gains to the remaining shareholders in the Fund. The effect to the redeeming shareholder is the same for federal income tax purposes as a redemption in cash. See "Redemption of Shares" for more information on in-kind redemptions. There can be no assurance that the Manager will be successful in employing these strategies.

         In pursuing its objective, the Fund may invest in securities of foreign issuers traded principally on U.S. securities exchanges, invest without limit in depository receipts of foreign issuers, and purchase convertible securities. The Fund may also purchase interests in real estate investment trusts ("REITs"). The Fund may also invest up to 15% of its net assets in illiquid securities, lend portfolio securities valued at up to one-third of total assets, and enter into repurchase agreements.

         In addition, the Fund may purchase index futures on the S&P 500 and other domestic indexes for investment, anticipatory hedging and risk management and to effect synthetic sales and purchases. The Fund may also buy exchange traded or over-the-counter put and call options, sell (write) covered options and enter into futures contracts and options on futures contracts for hedging and risk management. The Fund may also use equity swap contracts and contracts for differences for these purposes.

         It is a policy of the Fund to stay fully invested in domestic common stocks, index futures, equity swap contracts and contracts for differences even when the Manager believes that equity securities generally may underperform other types of investments. The Fund expects that, not including the margin deposits or the segregated accounts created in connection with index futures and other derivatives, less than 5% of its total assets will be exposed to cash or high quality money market instruments such as securities issued by the U.S. government and agencies thereof, bankers' acceptances, commercial paper, and bank certificates of deposit. The Fund does not expect that it will invest in long or short-term fixed income securities for temporary defensive purposes.

         For a detailed description of the investment practices described in the preceding paragraphs and the risks associated with them, see "Description and Risks of Fund Investments."

                          DESCRIPTION AND RISKS OF FUND
                                   INVESTMENTS

         The following is a detailed description of the various investment practices in which the Fund may engage and the risks associated with their use. The Fund will not necessarily engage in all practices described below. Please refer to "Investment Objectives and Policies" above for a determination of which practices the Fund may engage in.

PORTFOLIO TURNOVER

         The after-tax impact of portfolio turnover will be considered when making investment decisions for the Fund. The Fund's portfolio turnover rate is not expected to exceed 15%.

         In any particular year, market conditions may well result in substantially greater portfolio turnover rates than are presently anticipated. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund. To the extent that portfolio turnover results in the recognition of short-term capital gains, such gains are ordinarily taxed to shareholders at ordinary income tax rates.

DIVERSIFIED AND NON-DIVERSIFIED PORTFOLIOS

         The Fund is "non-diversified" within the meaning of the 1940 Act, and as such is not required to satisfy the "diversified" fund requirement set forth in the 1940 Act. As a non-diversified Fund, the Fund is permitted to (but not required to) invest a higher percentage of its assets in the securities of fewer issuers, relative to diversified funds. Such concentration could increase the risk of loss to the Fund should there be a decline in the market value of any one portfolio security, relative to diversified funds. Investment in a non-diversified fund may therefore entail greater risks than investment in a diversified fund. The Fund, however, must meet certain diversification standards to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended.

CERTAIN RISKS OF SMALLER COMPANIES.

         Market risk and liquidity risk are particularly pronounced for securities of companies with smaller market capitalizations. These companies may have limited product lines, markets or financial resources or they may depend on a few key employees. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more sharply than other securities. They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity. Investments in smaller, less seasoned companies may present greater opportunities for growth and capital appreciation, but also involve greater risks than customarily are associated with larger, more established companies. Since the Fund invests primarily in the securities of smaller companies, these risks will be particularly pronounced for the Fund.

SECURITIES LENDING

         The Fund may make secured loans of portfolio securities amounting to not more than one-third of the Fund's total assets. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. However, such loans will be made only to broker-dealers that are believed by the Manager to be of relatively high credit standing. Securities loans are made to broker-dealers pursuant to agreements requiring that loans be continuously secured by collateral in cash or U.S. Government Securities at least equal at all times to the market value of the securities lent. The borrower pays to the lending Fund an amount equal to any dividends or interest the Fund would have received had the securities not been lent. If the loan is collateralized by U.S. Government Securities, the Fund will receive a fee from the borrower. In the case of loans collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower. Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Fund retains the right to call the loans at any time on reasonable notice, and it will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. The Fund may also call such loans in order to sell the securities involved. The Manager has retained lending agents on behalf of the Fund that are compensated based on a percentage of the Fund's return on the securities lending activity. The Fund also pays various fees in connection with such loans including shipping fees and reasonable custodian fees approved by the Trustees of the Trust or persons acting pursuant to direction of the Board.

DEPOSITORY RECEIPTS

         The Fund may invest in American Depositary Receipts (ADRs), Global Depository Receipts (GDRs) and European Depository Receipts (EDRs) (collectively, "Depository Receipts") if issues of such Depository Receipts are available that are consistent with the Fund's investment objective. Depository Receipts generally evidence an ownership interest in a corresponding foreign security on deposit with a financial institution. Transactions in Depository Receipts usually do not settle in the same currency in which the underlying securities are denominated or traded. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets. GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

CONVERTIBLE SECURITIES

         A convertible security is a fixed-income security (a bond or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but are usually subordinated to similar non-convertible securities. Convertible securities provide, through their conversion feature, an opportunity to participate in capital appreciation resulting from a market price advance in a convertible security's underlying common stock. The price of a convertible security is influenced by the market value of the underlying common stock and tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. The Manager regards convertible securities as a form of equity security.

FUTURES AND OPTIONS

         As described under "Investment Objectives and Policies" above, the Fund may use futures and options for various purposes. Such transactions may involve options, futures and related options on futures contracts, and those instruments may relate to particular equity and fixed income securities, equity and fixed income indexes, and foreign currencies. The Fund may also enter into a combination of long and short positions (including spreads and straddles) for a variety of investment strategies, including protecting against changes in certain yield relationships.

         The use of futures contracts and options on futures contracts involves risk. Thus, while the Fund may benefit from the use of futures and options on futures, unanticipated changes in interest rates, securities prices, or currency exchange rates may result in poorer overall performance for the Fund than if it had not entered into any futures contracts or options transactions. Losses incurred in transactions in futures and options on futures and the costs of these transactions will affect the Fund's performance. See Appendix A, "Risks and Limitations of Options, Futures and Swaps" for a more detailed discussion of the limits, conditions and risks of the Fund's investments in futures contracts and related options.

         OPTIONS. As has been noted above, the Fund may use options and (1) may enter into contracts giving third parties the right to buy the Fund's portfolio securities for a fixed price at a future date (writing "covered call options");
(2) may enter into contracts giving third parties the right to sell securities to the Fund for a fixed price at a future date (writing "covered put options"); and (3) may buy the right to purchase securities from third parties ("call options") or the right to sell securities to third parties ("put options") for a fixed price at a future date.

         WRITING COVERED OPTIONS. The Fund may seek to increase its return by writing covered call or put options on optionable securities or indexes. A call option written by the Fund on a security gives the holder the right to buy the underlying security from the Fund at a stated exercise price; a put option gives the holder the right to sell the underlying security to the Fund at a stated exercise price. In the case of options on indexes, the options are usually cash settled based on the difference between the strike price and the value of the index.

         The Fund will receive a premium for writing put or call options, which increases the Fund's return in the event the option expires unexercised or is closed out at a profit. The amount of the premium will reflect, among other things, the relationship of the market price and volatility of the underlying security or securities index to the exercise price of the option, the remaining term of the option, supply and demand and interest rates. By writing a call option on a security, the Fund limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option on a security, the Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than the then current market value, resulting in a potential capital loss unless the security subsequently appreciates in value. In the case of options on an index, if the Fund writes a call, any profit by the Fund in respect of portfolio securities expected to correlate with the index will be limited by an increase in the index above the exercise price of the option. If the Fund writes a put on an index, the Fund may be required to make a cash settlement greater than the premium received if the index declines.

         A call option on a security is "covered" if the Fund owns the underlying security or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if the Fund holds on a share-for-share basis a call on the same security as the call written where the exercise price of the call held is equal to or less than the exercise price of the call written or greater than the exercise price of the call written if the difference is maintained by the Fund in cash, U.S. Government Securities or other high grade debt obligations in a segregated account with its custodian. A put option is "covered" if the Fund maintains cash, U.S. Government Securities or other high grade debt obligations with a value equal to the exercise price in a segregated account with its custodian, or else holds on a share-for-share basis a put on the same security as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written.

         If the writer of an option wishes to terminate its obligation, it may effect a "closing purchase transaction." This is accomplished, in the case of exchange traded options, by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the clearing corporation. The writer of an option may not effect a closing purchase transaction after it has been notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction." This is accomplished by selling an option of the same series as the option previously purchased. There is no guarantee that the Fund will be able to effect a closing purchase or a closing sale transaction at any particular time. Also, an over-the-counter option may be closed out only with the other party to the option transaction.

         Effecting a closing transaction in the case of a written call option will permit the Fund to write another call option on the underlying security with either a different exercise price or expiration date or both, or in the case of a written put option will permit the Fund to write another put option to the extent that the exercise price thereof is secured by deposited cash or high grade debt obligations. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other Fund investments. If the Fund desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing transaction prior to or concurrent with the sale of the security.

         The Fund will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the option or is more than the premium paid to purchase the option; the Fund will realize a loss from a closing transaction if the price of the transaction is more than the premium received from writing the option or is less than the premium paid to purchase the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security or index of securities, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security or securities owned by the Fund.

         The Fund may write options in connection with buy-and-write transactions; that is, the Fund may purchase a security and then write a call option against that security. The exercise price of the call the Fund determines to write will depend upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written. Buy-and-write transactions using in-the-money call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and-write transactions using at-the-money call options may be used when it is expected that the price of the underlying security will remain fixed or advance moderately during the option period. Buy-and-write transactions using out-of-the-money call options may be used when it is expected that the premiums received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call options are exercised in such transactions, the Fund's maximum gain will be the premium received by it for writing the option, adjusted upward or downward by the difference between the Fund's purchase price of the security and the exercise price. If the options are not exercised and the price of the underlying security declines, the amount of such decline will be offset in part, or entirely, by the premium received.

         The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and the Fund's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, the Fund may elect to close the position or take delivery of the security at the exercise price. In that event, the Fund's return will be the premium received from the put option minus the cost of closing the position or, if it chooses to take delivery of the security, the premium received from the put option minus the amount by which the market price of the security is below the exercise price. Out-of-the-money, at-the-money and in-the-money put options may be used by the Fund in market environments analogous to those in which call options are used in buy-and-write transactions.

         FUTURES. A financial futures contract sale creates an obligation by the seller to deliver the type of financial instrument called for in the contract in a specified delivery month for a stated price. A financial futures contract purchase creates an obligation by the purchaser to pay for and take delivery of the type of financial instrument called for in the contract in a specified delivery month, at a stated price. In some cases, the specific instruments delivered or taken, respectively, at settlement date are not determined until on or near that date. The determination is made in accordance with the rules of the exchange on which the futures contract sale or purchase was made. Some futures contracts are "cash settled" (rather than "physically settled," as described above) which means that the purchase price is subtracted from the current market value of the instrument and the net amount if positive is paid to the purchaser, and if negative is paid by the purchaser. Futures contracts are traded in the United States only on commodity exchanges or boards of trade -- known as "contract markets" -- approved for such trading by the Commodity Futures Trading Commission ("CFTC"), and must be executed through a futures commission merchant or brokerage firm which is a member of the relevant contract market. Under U.S. law, futures contracts on individual equity securities are not permitted. See Appendix A, "Risks and Limitations of Options, Futures and Swaps" for more information concerning these practices and their accompanying risks.

         The purchase or sale of a futures contract differs from the purchase or sale of a security or option in that no price or premium is paid or received. Instead, an amount of cash or U.S. Government Securities generally not exceeding 5% of the face amount of the futures contract must be deposited with the broker. This amount is known as initial margin. Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates making the long and short positions in the futures contract more or less valuable, a process known as "marking to market." Prior to the settlement date of the futures contract, the position may be closed out by taking an opposite position which will operate to terminate the position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid on each completed purchase and sale transaction.

         In most cases futures contracts are closed out before the settlement date without the making or taking of delivery. Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity and the same delivery date. If the price of the initial sale of the futures contract exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, the closing out of a futures contract purchase is effected by the purchaser entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the purchaser realizes a gain, and if the purchase price exceeds the offsetting sale price, a loss will be realized.

         The ability to establish and close out positions on options on futures will be subject to the development and maintenance of a liquid secondary market. It is not certain that this market will develop or be maintained.

         INDEX FUTURES. The Fund may purchase futures contracts on various securities indexes ("Index Futures"). The Fund's purchase and sale of Index Futures is limited to contracts and exchanges which have been approved by the CFTC.

         An Index Future may call for "physical delivery" or be "cash settled." An Index Future that calls for physical delivery is a con tract to buy an integral number of units of the particular securities index at a specified future date at a price agreed upon when the contract is made. A unit is the value from time to time of the relevant index. While a Fund that purchases an Index Future that calls for physical delivery is obligated to pay the face amount on the stated date, such an Index Future may be closed out on that date or any earlier date by selling an Index Future with the same face amount and contract date. This will terminate the Fund's position and the Fund will realize a profit or a loss based on the difference between the cost of purchasing the original Index Future and the price obtained from selling the closing Index Future. The amount of the profit or loss is determined by the change in the value of the relevant index while the Index Future was held.

         Index Futures that are "cash settled" provide by their terms for settlement on a net basis reflecting changes in the value of the underlying index. Thus, the purchaser of such an Index Future is never obligated to pay the face amount of the contract. The net payment obligation may in fact be very small in relation to the face amount.

         The Fund may close open positions on the futures exchange on which Index Futures are then traded at any time up to and including the expiration day. All positions which remain open at the close of the last business day of the contract's life are required to settle on the next business day (based upon the value of the relevant index on the expiration day) with settlement made, in the case of S&P 500 Index Futures, with the Commodities Clearing House. Because the specific procedures for trading foreign stock Index Futures on futures exchanges are still under development, additional or different margin requirements as well as settlement procedures may be applicable to foreign stock Index Futures at the time the Fund purchases foreign stock Index Futures.

         The price of Index Futures may not correlate perfectly with movement in the relevant index due to certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the S&P 500 Index and futures markets. Secondly, the deposit requirements in the futures market are less onerous than margin requirements in the securities market, and as a result the futures market may attract more speculators than does the securities market. Increased participation by speculators in the futures market may also cause temporary price distortions. In addition, trading hours for foreign stock Index Futures may not correspond perfectly to hours of trading on the foreign exchange to which a particular foreign stock Index Future relates. This may result in a disparity between the price of Index Futures and the value of the relevant index due to the lack of continuous arbitrage between the Index Futures price and the value of the underlying index.

         The use of Index Futures involves risk. See Appendix A, "Risks and Limitations of Options, Futures and Swaps" for a more detailed discussion of the limits, conditions and risks of the Fund's investment in futures contracts.

         INTEREST RATE FUTURES. For the purposes previously described, the Fund may engage in a variety of transactions involving the use of futures with respect to U.S. Government Securities and other fixed income securities. The use of interest rate futures involves risk. See Appendix A, "Risks and Limitations of Options, Futures and Swaps" for a more detailed discussion of the limits, conditions and risks of the Fund's investment in futures contracts.

         OPTIONS ON FUTURES CONTRACTS. Options on futures contracts give the purchaser the right in return for the premium paid to assume a position in a futures contract at the specified option exercise price at any time during the period of the option. The Fund may use options on futures contracts in lieu of writing or buying options directly on the underlying securities or purchasing and selling the underlying futures contracts. For example, to hedge against a possible decrease in the value of its portfolio securities, the Fund may purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, the Fund may purchase call options or write put options on futures contracts as a substitute for the purchase of futures contracts to hedge against a possible increase in the price of securities which the Fund expects to purchase. Such options generally operate in the same manner as options purchased or written directly on the underlying investments. See "Description and Risks of Fund Investment Practices -- Foreign Currency Transactions" for a description of the Fund's use of options on currency futures.

USES OF OPTIONS, FUTURES AND OPTIONS ON FUTURES

         HEDGING. To the extent indicated elsewhere, the Fund may also enter into options, futures contracts and buy and sell options thereon for hedging. For example, if the Fund wants to hedge certain of its fixed income securities against a decline in value resulting from a general increase in market rates of interest, it might sell futures contracts with respect to fixed income securities or indexes of fixed income securities. If the hedge is effective, then should the anticipated change in market rates cause a decline in the value of the Fund's fixed income security, the value of the futures contract should increase. The Fund may also use futures contracts in anticipatory hedge transactions by taking a long position in a futures contract with respect to a security, index or foreign currency that the Fund intends to purchase (or whose value is expected to correlate closely with the security or currency to be purchased) pending receipt of cash from other transactions (including the proceeds from this offering) to be used for the actual purchase. Then if the cost of the security or foreign currency to be purchased by the Fund increases and if the anticipatory hedge is effective, that increased cost should be offset, at least in part, by the value of the futures contract. Options on futures contracts may be used for hedging as well. For example, if the value of a fixed-income security in the Fund's portfolio is expected to decline as a result of an increase in rates, the Fund might purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, for anticipatory hedging, the Fund may purchase call options or write put options as a substitute for the purchase of futures contracts. See "Description and Risks of Fund Investment Practices -- Foreign Currency Transactions" for more information regarding the Fund's currency hedging practices.

         INVESTMENT PURPOSES. To the extent indicated elsewhere, the Fund may also enter into futures contracts and buy and sell options thereon for investment. For example, the Fund may invest in futures when its Manager believes that there are not enough attractive securities available to maintain the standards of diversity and liquidity set for the Fund pending investment in such securities if or when they do become available. Through this use of futures and related options, the Fund may diversify risk in its portfolio without incurring the substantial brokerage costs which may be associated with investment in the securities of multiple issuers. This use may also permit the Fund to avoid potential market and liquidity problems (e.g., driving up the price of a security by purchasing additional shares of a portfolio security or owning so much of a particular issuer's stock that the sale of such stock depresses that stock's price) which may result from increases in positions already held by the Fund.

         When the Fund purchases futures contracts for investment, it will maintain cash, U.S. Government Securities or other high grade debt obligations in a segregated account with its custodian in an amount which, together with the initial and variation margin deposited on the futures contracts, is equal to the face value of the futures contracts at all times while the futures contracts are held.

         Incidental to other transactions in fixed income securities, for investment purposes the Fund may also combine futures contracts or options on fixed income securities with cash, cash equivalent investments or other fixed income securities in order to create "synthetic" bonds which approximate desired risk and return profiles. This may be done where a "non-synthetic" security having the desired risk/return profile either is unavailable (e.g., short-term securities of certain foreign governments) or possesses undesirable characteristics (e.g., interest payments on the security would be subject to foreign withholding taxes). The Fund may also purchase forward foreign exchange contracts in conjunction with U.S. dollar-denominated securities in order to create a synthetic foreign currency denominated security which approximates desired risk and return characteristics where the non-synthetic securities either are not available in foreign markets or possess undesirable characteristics. For greater detail, see "Foreign Currency Transactions" below. When the Fund creates a "synthetic" bond with a futures contract, it will maintain cash, U.S. Government securities or other high grade debt obligations in a segregated account with its custodian with a value at least equal to the face amount of the futures contract (less the amount of any initial or variation margin on deposit).

         SYNTHETIC SALES AND PURCHASES. Futures contracts may also be used to reduce transaction costs associated with short-term restructuring of the Fund's portfolios. For example, if the Fund's portfolio includes stocks of companies with very small equity capitalizations and, in the opinion of the Manager, such stocks are likely to underperform somewhat larger capitalization stocks, the Fund might sell some of its smaller capitalization stocks, buy larger capitalization stocks with the proceeds and then, when the expected trend had played out, sell the larger capitalization stocks and repurchase the smaller capitalization stocks with the proceeds. In the alternative, the Fund may use futures to achieve a similar result with reduced transaction costs. In that case, the Fund might simultaneously enter into short futures positions on an appropriate index (to synthetically "sell" the stocks in the Fund) and long futures positions on another index to synthetically buy the larger capitalization stocks. When the expected trend has played out, the Fund would then close out both futures contract positions. The Fund will only enter into these combined positions if (1) the short position (adjusted for historic volatility) operates as a hedge of existing portfolio holdings, (2) the face amount of the long futures position is less than or equal to the value of the portfolio securities that the Fund would like to dispose of, (3) the contract settlement date for the short futures position is approximately the same as that for the long futures position and (4) the Fund segregates liquid assets whose value, marked-to-market daily, is equal to the Fund's current obligations in respect of the long futures contract positions. If the Fund uses such combined short and long positions, in addition to possible declines in the values of its investment securities, the Fund may also suffer losses associated with a securities index underlying the long futures position underperforming the securities index underlying the short futures position. However, the Manager will enter into these combined positions only if the Manager expects that, overall, the Fund will perform as if it had sold the securities hedged by the short position and purchased the securities underlying the long position. The Fund may also use swaps and options on futures to achieve the same objective. For more information, see Appendix A, "Risks and Limitations of Options, Futures and Swaps."

SWAP CONTRACTS AND OTHER TWO-PARTY CONTRACTS

         As has been described in the "Investment Objectives and Policies" section above, the Fund may use swap contracts and other two-party contracts for the same or similar purposes as they may use options, futures and related options. The use of swap contracts and other two-party contracts involves risk. See Appendix A, "Risks and Limitations of Options, Futures and Swaps" for a more detailed discussion of the limits, conditions and risks of the Fund's investments in swaps and other two-party contracts.

         SWAP CONTRACTS. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange returns (or differentials in rates of return) calculated with respect to a "notional amount," e.g., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index. The Fund will usually enter into swaps on a net basis, i.e., the two returns are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two returns.

         EQUITY SWAP CONTRACTS AND CONTRACTS FOR DIFFERENCES. Equity swap contracts involve the exchange of one party's obligation to pay the loss, if any, with respect to a notional amount of a particular equity index (e.g., the S&P 500 Index) plus interest on such notional amount at a designated rate (e.g., the London Inter-Bank Offered Rate) in exchange for the other party's obligation to pay the gain, if any, with respect to the notional amount of such index.

         If the Fund enters into a long equity swap contract, the Fund's net asset value will fluctuate as a result of changes in the value of the equity index on which the equity swap is based as if it had purchased the notional amount of securities comprising the index.

         Contracts for differences are swap arrangements in which the Fund may agree with a counterparty that its return (or loss) will be based on the relative performance of two different groups or "baskets" of securities. As to one of the baskets, the Fund's return is based on theoretical long futures positions in the securities comprising that basket (with an aggregate face value equal to the notional amount of the contract for differences) and as to the other basket, the Fund's return is based on theoretical short futures positions in the securities comprising the basket. The Fund may also use actual long and short futures positions to achieve the same market exposure(s) as contracts for differences. The Fund will only enter into contracts for differences where payment obligations of the two legs of the contract are netted and thus based on changes in the relative value of the baskets of securities rather than on the aggregate change in the value of the two legs. The Fund will only enter into contracts for differences (and analogous futures positions) when the Manager believes that the basket of securities constituting the long leg will outperform the basket constituting the short leg. However, it is possible that the short basket will outperform the long basket resulting in a loss to the Fund, even in circumstances where the securities in both the long and short baskets appreciate in value.

         The Fund will maintain cash, U.S. Government Securities or other high grade debt obligations in a segregated account with its custodian in an amount equal to the aggregate of net payment obligations on its swap contracts and contracts for differences, marked to market daily.

REPURCHASE AGREEMENTS

         The Fund may enter into repurchase agreements with banks and broker-dealers by which it acquires a security (usually an obligation of the Government where the transaction is initiated or in whose currency the agreement is denominated) for a relatively short period (usually not more than a week) for cash and obtains a simultaneous commitment from the seller to repurchase the security at an agreed-on price and date. The resale price is in excess of the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford an opportunity for the Fund to earn a return on temporarily available cash at no market risk, although there is a risk that the seller may default in its obligation to pay the agreed-upon sum on the redelivery date. Such a default may subject the Fund to expenses, delays and risks of loss including: (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto, (b) possible reduced levels of income and lack of access to income during this period and (c) inability to enforce rights and the expenses involved in attempted enforcement.

TEMPORARY HIGH QUALITY CASH ITEMS

         As described under "Investment Objectives and Policies" above, the Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or in connection with the maintenance of a segregated account. These cash items must be of high quality and may include a number of money market instruments such as securities issued by the United States government and agencies thereof, bankers' acceptances, commercial paper, and bank certificates of deposit. By investing only in high quality money market securities the Fund will seek to minimize credit risk with respect to such investments.

U.S. GOVERNMENT SECURITIES AND FOREIGN GOVERNMENT SECURITIES

         U.S. Government Securities include securities issued or guaranteed by the U.S. government or its authorities, agencies or instrumentalities. Foreign Government Securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies or instrumentalities or by supra-national agencies. U.S. Government Securities and Foreign Government Securities have different kinds of government support. For example, some U.S. Government Securities, such as U.S. Treasury bonds, are supported by the full faith and credit of the United States, whereas certain other U.S. Government Securities issued or guaranteed by federal agencies or government-sponsored enterprises are not supported by the full faith and credit of the United States. Similarly, some Foreign Government Securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. In the case of certain countries, Foreign Government Securities may involve varying degrees of credit risk as a result of financial or political instability in such countries and the possible inability of the Fund to enforce its rights against the foreign government issuer.

         Supra-national agencies are agencies whose member nations make capital contributions to support the agencies' activities, and include such entities as the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community and the Inter-American Development Bank.

         Like other fixed income securities, U.S. Government Securities and Foreign Government Securities are subject to market risk and their market values fluctuate as interest rates change. Thus, for example, the value of the Fund's investment in U.S. Government Securities or Foreign Government Securities may fall during times of rising interest rates. Yields on U.S. Government Securities and Foreign Government Securities tend to be lower than those of corporate securities of comparable maturities.

         In addition to investing directly in U.S. Government Securities and Foreign Government Securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments or principal payments, or both, in U.S. Government Securities and Foreign Government Securities. These certificates of accrual and similar instruments may be more volatile than other government securities.

INDEXED SECURITIES

         Indexed Securities are securities the redemption values and/or the coupons of which are indexed to the prices of a specific instrument or statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities indexes, currencies, precious metals or other commodities, or other financial indicators. Gold-indexed securities, for example, typically provide for a maturity value that depends on the price of gold, resulting in a security whose price tends to rise and fall together with gold prices. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities of equivalent issuers. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

         The performance of indexed securities depends to a great extent on the performance of the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the U.S. and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's creditworthiness deteriorates. Recent issuers of indexed securities have included banks, corporations, and certain U.S. government agencies.

         Indexed securities in which the Fund may invest include so-called "inverse floating obligations" or "residual interest bonds" on which the interest rates typically decline as short-term market interest rates increase and increase as short-term market rates decline. Such securities have the effect of providing a degree of investment leverage, since they will generally increase or decrease in value in response to changes in market interest rates at a rate which is a multiple of the rate at which fixed-rate long-term securities increase or decrease in response to such changes. As a result, the market values of such securities will generally be more volatile than the market values of fixed rate securities.

         The Fund's investment in indexed securities may also create taxable income in excess of the cash such investments generate. See "Taxes - Tax Implications of Certain Investments" in this Private Placement Memorandum.

ILLIQUID SECURITIES

         The Fund may purchase "illiquid securities," i.e., securities which may not be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the Fund has valued the investment, which include securities whose disposition is restricted by securities laws, so long as no more than 15% of net assets would be invested in such illiquid securities. The Fund currently intends to invest in accordance with the SEC staff view that repurchase agreements maturing in more than seven days are illiquid securities. The SEC staff has stated informally that it is of the view that over-the-counter options and securities serving as cover for over-the-counter options are illiquid securities. While the Trust does not agree with this view, it will operate in accordance with any relevant formal guidelines adopted by the SEC.

         In addition, the SEC staff considers equity swap contracts, caps, floors and collars to be illiquid securities. Consequently, while the staff maintains this position, the Fund will not enter into an equity swap contract or a reverse equity swap contract or purchase a cap, floor or collar if, as a result of the investment, the total value (i.e., marked-to-market value) of such investments (without regard to their notional amount) together with that of all other illiquid securities which the Fund owns would exceed 15% of the Fund's total assets.

SPECIAL YEAR 2000 RISK CONSIDERATIONS

         Many of the services provided to the Fund depend on the proper functioning of computer systems. Many systems in use today cannot distinguish between the year 1900 and the year 2000. Should any of the Fund's service systems fail to process information properly, that could have an adverse impact on the Fund's operations and services provided to shareholders. GMO, as well as the Fund's administrator, transfer agent, custodian and other service providers, have reported that each is working toward mitigating the risks associated with the so-called "Year 2000 problem." However, there can be no assurance that the problems will be corrected in all respects and that the Fund's operations and services provided to shareholders will not be adversely affected.


                       ADDITIONAL INVESTMENT RESTRICTIONS

Fundamental Restrictions:

         Without a vote of the majority of the outstanding voting securities of the Fund, the Trust will not take any of the following actions with respect to the Fund as indicated:

         (1) Borrow money except under the following circumstances: (i) the Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) the Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; (iii) the Fund may enter into transactions that are technically borrowings under the 1940 Act because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund establishes a segregated account with its custodian in which it maintains cash and/or high grade debt securities equal in value to its obligations in respect of these transactions. Under current pronouncements of the SEC staff, such transactions are not treated as senior securities so long as and to the extent that the Fund establishes a segregated account with its custodian in which it maintains liquid assets equal in value to its obligations in respect of these transactions.

         (2) Purchase securities on margin, except such short-term credits as may be necessary for the clearance of purchases and sales of securities. (For this purpose, the deposit or payment of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.)

         (3) Make short sales of securities or maintain a short position for the Fund's account unless at all times when a short position is open the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.

         (4) Underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

         (5) Purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

         (6) Make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund's portfolio securities. Loans of portfolio securities may be made with respect to up to 100% of the Fund's total assets.

         (7) Concentrate more than 25% of the value of its total assets in any one industry.

         (8) Purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.

         (9) Issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements and standby commitment agreements fall within the functional meaning of the term "evidence of indebtedness", the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if a Fund covers such securities by maintaining certain "segregated accounts." Similarly, so long as such segregated accounts are maintained, the issue of compliance with Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets permitted by non-fundamental policy (5) below; any borrowing permitted by restriction 1 above; any collateral arrangements with respect to initial and variational margin permitted by non-fundamental policy
(5) below; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

Non-Fundamental Restrictions:

         It is contrary to the present policies of the Fund which may be changed by the Trustees without shareholder approval, to:

         (1) Buy or sell oil, gas or other mineral leases, rights or royalty contracts.

         (2) Make investments for the purpose of gaining control of a company's management.

         (3) Invest more than 15% of net assets in illiquid securities. The securities currently thought to be included as "illiquid securities" are restricted securities under the Federal securities laws (including illiquid securities traded under Rule 144A), repurchase agreements and securities that are not readily marketable. To the extent the Trustees determine that restricted securities traded under Section 4(2) or Rule 144A under the Securities Act of 1933 are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

         (4) Pledge, hypothecate, mortgage or otherwise encumber its assets in excess of 33 1/3% of the Fund's total assets (taken at cost). (For the purposes of this restriction, collateral arrangements with respect to swap agreements, the writing of options, stock index, interest rate, currency or other futures, options on futures contracts and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge or other encumbrance of assets. The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively is not deemed to be a pledge or encumbrance.)

         Except as indicated above in Fundamental Restriction No. 1, all percentage limitations on investments set forth herein and in the Statement of Additional Information will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

         The phrase "shareholder approval," as used in the Private Placement Memorandum, and the phrase "vote of a majority of the outstanding voting securities," as used herein with respect to the Fund, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy.

                                MULTIPLE CLASSES

         The Fund has four classes of shares, Class I, Class II, Class III and Class IV Shares, but is currently offering only Class III Shares. See "Eligibility for Classes" below.

SHAREHOLDER SERVICE FEES

         The principal economic difference among the various classes of shares is the level of Shareholder Service Fee which the classes bear for client and shareholder service, reporting and other support. The existence of multiple classes reflects the fact that, as the size of a client relationship increases, the cost to service that client decreases as a percentage of the assets in that account. Thus, the Shareholder Service Fee is lower for classes where eligibility criteria require greater total assets under GMO's management.

         The Trust has adopted a Shareholder Servicing Plan with respect to the Fund's multiple classes of shares. Pursuant to the terms of the Shareholder Servicing Plan, the Fund's classes will pay the following Shareholder Service Fees, expressed as an annual percentage of the average daily net assets attributable to that class of shares:


--------------------------------------- ------------------- ------------------ ---------------- --------------------

Fund                                         Class I            Class II          Class III          Class IV
--------------------------------------- ------------------- ------------------ ---------------- --------------------
--------------------------------------- ------------------- ------------------ ---------------- --------------------

Tax-Managed U.S. Small Cap Fund               0.28%               0.22%             0.15%              0.13%
--------------------------------------- ------------------- ------------------ ---------------- --------------------


ELIGIBILITY FOR CLASSES

         Class I, Class II, and Class III Shares: With certain exceptions described below, eligibility for Class I, Class II and Class III Shares depends on a client's "Total Investment" with GMO.

         For clients establishing a relationship with GMO on or after June 1, 1996: A client's Total Investment will be determined by GMO as of December 31 of each year and on such other dates as may be determined by GMO (each a "Determination Date"). Subject to as provided below, a client's Total Investment as of any Determination Date will equal the greater of (a) the market value of assets managed by GMO and its affiliates for the client (whether in a pooled vehicle or otherwise) as of such Determination Date, and (b) the client's Total Investment as of the previous Determination Date (less the market value of any account managed by GMO's U.S. Active Division as of the previous Determination
Date), plus contributions made to, and less Large Withdrawals (defined below) from, any GMO-managed product or account (other than any account managed by GMO's U.S. Active Division) since the previous Determination Date (plus the market value of any account managed by GMO's U.S. Active Division as of the then current Determination Date). For these purposes, "Large Withdrawals" means the total of all withdrawals made from any GMO-managed product or account (other than any account managed by GMO's U.S. Active Division) since the previous Determination Date if such total exceeds 7% of the sum of the client's Total Investment as of the previous Determination Date and any contributions to any GMO-managed product or account (other than any account managed by GMO's U.S. Active Division) made since the previous Determination Date. For clients that have accounts with GMO as of November 30, 1997, their initial Total Investment is the greater of the market value of assets managed by GMO and its affiliates for the client as of the close of business on November 30, 1997 or on December 31, 1997. For clients establishing a relationship with GMO on or after December 1, 1997, their Total Investment will be determined as described above. Notwithstanding anything to the contrary in this Private Placement Memorandum, assets invested in the Pelican Fund will not be considered when determining a client's Total Investment. For purposes of this Private Placement Memorandum, accounts managed by GMO's U.S. Active Division do not include any GMO Trust Funds (other than the Pelican Fund), and include only certain separate accounts managed by GMO. Clients with any questions regarding whether certain of their assets are deemed to be managed by GMO's U.S. Active Division should call GMO at (617) 346-7646.

         Subject to the exceptions set forth following this table, the minimum Total Investment for a new client (establishing a GMO Account after June 1,
1996) to be eligible for Class I, II or III Shares of the Fund is set forth in the following table:

--------------------------------------- ----------------------------------------

        CLASS OF SHARES                         MINIMUM TOTAL INVESTMENT

            Class I                                       N/A*

           Class II                                       N/A*

           Class III                                   $1 Million
--------------------------------------- ----------------------------------------

*not presently being offered by the Fund

         Investments by defined contribution pension plans (such as 401(k) plans) will be accepted only in the class of shares with the highest Shareholder Service Fee then available, regardless of the size of the investment, and will not be eligible to convert to other classes with lower Shareholder Service Fees.

         For Clients with Accounts as of May 31, 1996: Any client of GMO whose Total Investment as of May 31, 1996 was equal to or greater than $7 million will remain eligible for Class III Shares indefinitely, provided that such client does not make a withdrawal or redemption that causes the client's Total Investment to fall below $7 million.

         Class IV Shares: Class IV Shares bear significantly lower Shareholder Service Fees than other classes and are designed to accommodate clients making very large investments in the Fund or that are making investments into the Fund in conjunction with a very large commitment of assets to investment management by GMO.

         Eligibility for Class IV Shares is dependent upon the client meeting either (i) a minimum "Total Fund Investment" requirement, which includes only a client's total investment in the relevant Fund or (ii) a minimum "Total Investment" requirement calculated as described above for Class I, Class II and Class III Shares.

         For clients that have accounts with GMO as of November 30, 1997, their initial Total Investment or initial Total Fund Investment for purposes of determining eligibility for Class IV Shares will be the greater of the market value of all of their investments advised by GMO and its affiliates, or the market value of their investment in the Fund, as the case may be, as of the close of business on November 30, 1997 or December 31, 1997. For clients establishing a relationship with GMO on or after December 1, 1997, their Total Fund Investment and Total Investment will be determined as described above.

         The minimum Total Fund Investment and/or Total Investment for a client to be eligible for Class IV Shares is set forth in the following table:


-------------------------- ------------------------------------- ----------------------------------

     CLASS OF SHARES             MINIMUM TOTAL FUND INVESTMENT         MINIMUM TOTAL INVESTMENT

       Class IV                              N/A*                               N/A*
-------------------------- ------------------------------------- ----------------------------------

*not presently being offered by the Fund

         There is no minimum for subsequent investments into any class of shares of the Fund.

         The Manager will make all determinations as to aggregation of client accounts for purposes of determining eligibility.


CONVERSIONS BETWEEN CLASSES

         On December 31 of each year and on such other dates as may be determined by GMO (each a "DETERMINATION Date") the value of each client's Total Investment and Total Fund Investment with GMO, as defined above, will be determined. Based on that determination, each client's shares of the Fund will be automatically converted to the class of shares of such Fund which is then being offered with the lowest Shareholder Service Fee for which the client is eligible based on the amount of their Total Investment or Total Fund Investment, as the case may be, on the Determination Date. The conversion will occur within 15 business days following the Determination Date on a date selected by the Manager. Also, if a client makes an investment in a GMO Fund (except for the Pelican Fund) or puts additional assets under GMO's management (except for accounts managed by GMO U.S. Active Division) so as to cause the client to be eligible for a new class of shares, such determination will be made as of the close of business on the last day of the calendar quarter in which the investment was made, and the conversion will be effected within 15 business days of that quarter on a date selected by the Manager.

         The Trust has been advised by counsel that the conversion of a client's investment from one class of shares to another class of shares in the same Fund should not result in the recognition of gain or loss in the converted Fund's shares. The client's tax basis in the new class of shares immediately after the conversion should equal the client's basis in the converted shares immediately before conversion, and the holding period of the new class of shares should include the holding period of the converted shares.

         Certain special rules will be applied by the Manager with respect to clients for whom GMO managed assets prior to the creation of multiple classes on May 31, 1996. Clients whose Total Investment as of May 31, 1996 is equal to $7 million or more will be eligible to remain invested in Class III Shares indefinitely (irrespective of whether the Fund has a higher investment minimum), provided that such client does not make a withdrawal or redemption that causes the client's Total Investment to fall below $7 million. Clients whose Total Investment as of May 31, 1996 is less than $7 million but greater than $0 will be eligible to invest in or convert to Class II Shares indefinitely (irrespective of whether the Fund has a higher investment minimum). Notwithstanding the foregoing special rules, clients shall always remain eligible to remain in and/or to be converted to any class of shares of the Fund which the client would be eligible to purchase pursuant to the eligibility requirements set forth herein.

         Investors should be aware that not all classes of the Fund are available in all jurisdictions.

                               PURCHASE OF SHARES

          Shares of the Fund are available only from the Trust and may be purchased on any day when the New York Stock Exchange is open for business (a "business day"). Shares may be purchased by calling (617) 346-7646. See "Purchase Procedures" below.

         The purchase price of a share of the Fund is (i) the net asset value next determined after a purchase order is received in good order plus (ii) a premium, if any, established from time to time by the Trust for the Fund. All purchase premiums are paid to and retained by the Fund and are intended to cover the brokerage and other costs associated with putting the investment to work in the relevant markets. Each class of shares of Fund has the same rate of purchase premium.

          The purchase premium currently in effect for the Tax-Managed U.S. Small Cap Fund is 0.50%.

         Purchase premiums generally apply only to cash transactions. These fees are paid to and retained by the Fund and are designed to allocate transaction costs caused by shareholder activity to the shareholder generating the activity, rather than to the Fund as a whole. Purchase premiums are not sales loads.

         In certain limited circumstances, the purchase premiums and/or redemption fees for the Fund may be waived in part or in full. The circumstances are described in the footnotes to "Fees and Expenses" in this Private Placement Memorandum.

         Normally, no purchase premium is charged with respect to in-kind purchases of Fund shares.

         Shares may be purchased (i) in cash, (ii) in exchange for securities on deposit at The Depository Trust Company ("DTC") (or such other depository acceptable to the Manager), subject to the determination by the Manager that the securities to be exchanged are acceptable, or (iii) by a combination of such securities and cash. In all cases, the Manager reserves the right to reject any particular investment. Securities acceptable to the Manager as consideration for Fund shares will be valued as set forth under "Determination of Net Asset Value" (generally the last quoted sale price) as of the time of the next determination of net asset value after such acceptance. All dividends, subscription or other rights which are reflected in the market price of accepted securities at the time of valuation become the property of the Fund and must be delivered to the Trust upon receipt by the investor from the issuer. A gain or loss for federal income tax purposes may be realized by investors subject to federal income taxation upon the exchange, depending upon the investor's basis in the securities tendered.

         The Manager will not approve securities as acceptable consideration for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund; (2) the investor represents and agrees that all securities offered to the Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or otherwise; and (3) the securities may be acquired under the investment restrictions applicable to the Fund. Investors interested in making in-kind purchases should telephone the Manager at (617) 346-7646.

         For purposes of calculating the purchase price of Trust shares, a Purchase Order is received by the Trust on the day that it is in "good order" and is accepted by the Trust. For a Purchase Order to be in "good order" on a particular day, the investor's consideration must be received before the relevant deadline on that day. If the investor makes a cash investment, the deadline for wiring Federal funds to the Trust is 2:00 p.m.; if the investor makes an investment in-kind, the investor's securities must be placed on deposit at DTC (or such other depository as is acceptable to the Manager) and 2:00 p.m. is the deadline for transferring those securities to the account designated by the transfer agent, Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116. Investors should be aware that approval of the securities to be used for purchase must be obtained from the Manager prior to this time. When the consideration is received by the Trust after the relevant deadline, the Purchase Order is not considered to be in good order and is required to be resubmitted on the following business day. With the prior consent of the Manager, in certain circumstances the Manager may, in its discretion, permit purchases based on receiving adequate written assurances that Federal Funds or securities, as the case may be, will be delivered to the Trust by 2:00 p.m. on or prior to the fourth business day after such assurances are received.

PURCHASE PROCEDURES:

         (a) General: Investors should call the Trust at (617) 346-7646 before attempting to place an order for Shares. The Trust reserves the right to reject any order for Trust shares. DO NOT SEND CASH, CHECKS OR SECURITIES DIRECTLY TO THE TRUST. Wire transfer and mailing instructions are contained on the Purchase Order which can be obtained from the Trust at the telephone numbers set forth above.

         Purchases will be made in full and fractional shares of the relevant Fund calculated to three decimal places. The Trust will send a written confirmation (including a statement of shares owned) to shareholders at the time of each transaction.

         (b) Purchase Order: Investors must submit a Purchase Order to the Trust and it must be accepted by the Trust before it will be considered in "good order."

A Purchase Order for Shares may be obtained by calling the Trust at (617) 346-7646. The Purchase Order may be submitted to the Trust (i) By Mail to GMO Trust c/o Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, MA 02110; Attention: Shareholder Services, or (ii) By Facsimile to (617) 439-4192;
Attention: Shareholder Services.

         (c) Acceptance of Order: No Purchase Order is in "good order" until it has been accepted by the Trust. As noted above, investors should call the Trust at the telephone number indicated before attempting to place an order. If a Purchase Order is faxed to the Trust without first contacting the Trust, investors should not consider their order acknowledged until they have received notification from the Trust or have confirmed receipt of the order by contacting the Trust. A shareholder may confirm acceptance of a mailed or faxed Purchase Order by calling the Trust at (617) 346-7646. If a Purchase Order is mailed to the Trust, it will be acted upon when received.

         (d) Payment: All Federal funds must be transmitted to Investors Bank & Trust Company for the account of the Fund. "Federal funds" are monies credited to Investors Bank & Trust Company's account with the Federal Reserve Bank of Boston.

Note: The Trust may attempt to process orders for Trust shares that are submitted less formally than as described above, but, in such cases, the investor should carefully review confirmations sent by the Trust to verify that the order was properly executed. The Trust cannot be held responsible for failure to execute orders or improperly executing orders that are not submitted in accordance with these procedures.

                              REDEMPTION OF SHARES

          Shares of the Fund may be redeemed on any business day in cash or in kind. The redemption price is the net asset value per share next determined after receipt of the redemption request in "good order" less any applicable redemption fee. All redemption fees are paid to and retained by the Fund and are intended to cover the brokerage and other Fund costs associated with redemptions. Redemption fees are not sales loads or contingent deferred sales charges. All classes of the Fund bear the same redemption fee rate, if any.

         The Fund does not currently have a redemption fee in effect.

         The Manager reserves the right to meet redemption requests through in-kind redemptions, that is, to pay the redemption price in whole or in part by a distribution of securities held by the Fund in lieu of cash. Securities used to redeem Fund shares in-kind will be valued in accordance with the Fund's procedures for valuation described under "Determination of Net Asset Value." Securities distributed by the Fund in-kind will be selected by the Manager in light of the Fund's objective and will not generally represent a pro rata distribution of each security held in the Fund's portfolio. Any in-kind redemptions will be of readily marketable securities to the extent available. Investors may incur brokerage charges on the sale of any such securities so received in payment of redemptions.

         Payment on redemption will be made as promptly as possible and in any event within seven days after the request for redemption is received by the Trust in "good order." A redemption request is in "good order" if it includes the exact name in which shares are registered, the investor's account number and the number of shares or the dollar amount of shares to be redeemed and if it is signed exactly in accordance with the form of registration. In addition, for a redemption request to be in "good order" on a particular day, the investor's request must be received by the Trust by 4:15 p.m. on a business day. When a redemption request is received after 4:15 p.m., the redemption request will not be considered to be in "good order" and is required to be resubmitted on the following business day. Persons acting in a fiduciary capacity, or on behalf of a corporation, partnership or trust must specify, in full, the capacity in which they are acting. The redemption request will be considered "received" by the Trust only after (i) it is mailed to, and received by, the Trust at the address set forth above for purchase orders, or (ii) it is faxed to the Trust at the facsimile number set forth above for purchase orders, and the investor has confirmed receipt of the faxed request by calling the Trust at (617) 346-7646. In-kind distributions will be transferred and delivered as directed by the investor. Cash payments will be made by transfer of Federal funds for payment into the investor's account.

         When opening an account with the Trust, shareholders will be required to designate the account(s) to which funds or securities may be transferred upon redemption. Designation of additional accounts and any change in the accounts originally designated must be made in writing.

         The Fund may suspend the right of redemption and may postpone payment for more than seven days when the New York Stock Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Securities and Exchange Commission during periods when trading on the Exchange is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors. Because the Fund may hold portfolio securities listed on foreign exchanges which may trade on days on which the New York Stock Exchange is closed, the net asset value of the Fund's shares may be significantly affected on days when shareholders have no access to the Fund.

DETERMINATION OF NET ASSET VALUE

         The net asset value of a share is determined for the Fund once on each day on which the New York Stock Exchange is open as of 4:15 p.m., New York City Time, except that the Fund may not determine its net asset value on days during which no security is tendered for redemption and no order to purchase or sell such security is received by the Fund. The Fund's net asset value is determined by dividing the total market value of the Fund's portfolio investments and other assets, less any liabilities, by the total outstanding shares of the Fund. Portfolio securities listed on a securities exchange for which market quotations are available are valued at the last quoted sale price on each business day, or, if there is no such reported sale, at the most recent quoted bid price. Price information on listed securities is generally taken from the closing price on the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available are valued at the most recent quoted bid price, except that debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost, unless circumstances dictate otherwise. Circumstances may dictate otherwise, among other times, when the issuer's creditworthiness has become impaired.

         All other fixed income securities (which includes bonds, loans and structured notes) and options thereon are valued at the closing bid for such securities as supplied by a primary pricing source chosen by the Manager. While the Manager evaluates such primary pricing sources on an ongoing basis, and may change any pricing source at any time, the Manager will not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. However, the Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and has the power to override any price supplied by a source (by taking a price supplied from another source) because of such price activity or because the Manager has other reasons to suspect that a price supplied may not be reliable.

         Other assets and securities for which no quotations are readily available are valued at fair value as determined in good faith by the Trustees or persons acting at their direction. The values of foreign securities quoted in foreign currencies are translated into U.S. dollars at current exchange rates or at such other rates as the Trustees may determine in computing net asset value.

         Because of time zone differences, foreign exchanges and securities markets will usually be closed prior to the time of the closing of the New York Stock Exchange and values of foreign options and foreign securities will be determined as of the earlier closing of such exchanges and securities markets. However, events affecting the values of such foreign securities may occasionally occur between the earlier closings of such exchanges and securities markets and the closing of the New York Stock Exchange which will not be reflected in the computation of the net asset value of the Fund. If an event materially affecting the value of such foreign securities occurs during such period, then such securities will be valued at fair value as determined in good faith by the Trustees or persons acting at their direction.

         Because foreign securities, options on foreign securities and foreign futures are quoted in foreign currencies, fluctuations in the value of such currencies in relation to the U.S. dollar will affect the net asset value of shares of the Fund even though there has not been any change in the values of such securities and options, measured in terms of the foreign currencies in which they are denominated.

                                  DISTRIBUTIONS

          The Fund intends to pay out as dividends, at least annually, substantially all of its net investment income (which is derived from dividends and interest it receives from its portfolio investments and net short-term capital gains). For these purposes and for federal income tax purposes, a portion of the premiums from certain expired call or put options written by the Fund, net gains from certain closing purchase and sale transactions with respect to such options and a portion of net gains from other options and futures transactions are treated as short-term capital gain. The Fund also intends to distribute substantially all of its net long-term capital gains, if any, after giving effect to any available capital loss carryovers. It is the policy of the Fund to make distributions, at least annually, sufficient to avoid the imposition of a non-deductible 4% excise tax on certain undistributed amounts of taxable investment income and capital gains. The policy of the Tax- Managed U.S. Small Cap Fund is to declare and pay distributions of its dividends and interest quarterly. The Fund also intends to distribute net short-term capital gains and net long-term capital gains at least annually. Investors should be aware that by purchasing shares shortly before the record date of a dividend or capital gains distribution, they will pay the full price of the shares and shortly thereafter will receive some portion of the price paid back as a taxable dividend or taxable capital gains distribution.

         All dividends and/or distributions will be paid in shares of the Fund, at net asset value, unless the shareholder elects to receive cash. There is no purchase premium on reinvested dividends or distributions. Shareholders may make this election by marking the appropriate box on the Application or by writing to the Trust.

         Certain of the Fund's investments, including assets "marked to the market" for federal income tax purposes, debt obligations issued or purchased at a discount and potentially so-called "indexed securities," will create taxable income in excess of the cash they generate. In such cases, the Fund may be required to sell assets (including when it is not advantageous to do so) to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level.
                                      TAXES

         The Fund is treated as a separate taxable entity for federal income tax purposes. The Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and to meet all other requirements necessary for it to be relieved of federal taxes on income and gains it distributes to shareholders. So long as the Fund so qualifies, the Fund itself will not pay federal income taxes on the amounts distributed.

         Fund distributions derived from interest, dividends and certain other income, including in general short-term capital gains, will be taxable as ordinary income to shareholders subject to federal income tax whether received in cash or reinvested shares. Properly designated distributions of long-term capital gains will be taxable to shareholders as such (generally at a 20% rate for noncorporate shareholders), regardless of how long a shareholder has held the shares in the Fund. Dividends and distributions on the Fund's shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder's investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund's net asset value reflects gains that are either unrealized, or realized but not distributed.

         The sale, exchange or redemption of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain if the shares have been held for more than 12 months and as short-term capital gain if the shares have been held for not more than 12 months.

         Any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term capital loss to the extent of any long-term capital gain distributions received by a shareholder with respect to those shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the same Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

         A distribution paid to shareholders by the Fund in January of a year generally is deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November or December of that preceding year. The Trust will provide federal tax information annually, including information about dividends and distributions paid during the preceding year to taxable investors and others requesting such information.

         For corporate shareholders, the dividends-received deduction will generally apply (subject to a holding period requirement) to the Fund's dividends paid from investment income to the extent derived from dividends received from U.S. corporations. However, any distributions received by the Fund from REITs will not qualify for the corporate dividends-received deduction. The Fund's investments in REIT equity securities, if any, may require the Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold (including when it is not advantageous to do so). The Fund's investments in REIT equity securities may at other times result in the Fund's receipt of cash in excess of the REIT's earnings; if the Fund distributes such amounts, such distribution could constitute a return of capital to Fund shareholders for federal income tax purposes.

         The back-up withholding rules do not apply to tax exempt entities so long as each such entity furnishes the Trust with an appropriate certification. However, other shareholders are subject to back-up withholding at a rate of 31% on all distributions of net investment income and capital gain, whether received in cash or reinvested in shares of the Fund, and on the amount of the proceeds of any redemption of Fund shares paid or credited to any shareholder account for which an incorrect or no taxpayer identification number has been provided, where appropriate certification has not been provided for a foreign shareholder, or where the Trust is notified that the shareholder has underreported income in the past (or the shareholder fails to certify that he is not subject to such withholding). A "taxpayer identification number" is either the social security number or employee identification number of the record owner of the account.

         The foregoing is a general summary of the principal federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents or domestic corporations. Shareholders should consult their own tax advisors about the precise tax consequences of an investment in the Fund in light of each shareholder's particular tax situation. Shareholders should also consult their own tax advisors about consequences under foreign, state, local or other applicable tax laws (including possible liability for federal alternative minimum tax).

WITHHOLDING ON DISTRIBUTIONS TO FOREIGN INVESTORS

         Dividend distributions (including distributions derived from short-term capital gains) are in general subject to a U.S. withholding tax of 30% when paid to a nonresident alien individual, foreign estate or trust, a foreign corporation, or a foreign partnership ("foreign shareholder"). Persons who are resident in a country, such as the U.K., that has an income tax treaty with the U.S. may be eligible for a reduced withholding rate (upon filing of appropriate forms), and are urged to consult their tax advisors regarding the applicability and effect of such a treaty. Distributions of net realized long-term capital gains paid by the Fund to a foreign shareholder, and any gain realized upon the sale of Fund shares by such a shareholder will ordinarily not be subject to U.S. taxation, unless the recipient or seller is a nonresident alien individual who is present in the United States for more than 182 days during the taxable year. However, such distributions and sale proceeds may be subject to backup withholding, unless the foreign investor certifies his non-U.S. residency status. Foreign investors are subject to the backup withholding rules described above. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account, and may be claimed as a credit on the record owner's Federal income tax return. Also, foreign shareholders with respect to whom income from the Fund is "effectively connected" with a U.S. trade or business carried on by such shareholder will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether received in cash or reinvested in shares, and, in the case of a foreign corporation, may also be subject to a branch profits tax. Again, foreign shareholders who are resident in a country with an income tax treaty with the United States may obtain different tax results, and are urged to consult their tax advisors.

TAX IMPLICATIONS OF CERTAIN INVESTMENTS

         As described above under the heading "Distributions," certain of the Fund's investments, including assets "marked to the market" for federal income tax purposes, debt obligations issued or purchased at a discount and potentially so-called "index securities," will create taxable income in excess of the cash they generate. In such cases, the Fund may be required to sell assets (including when it is not advantageous to do so) to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level.

         The Fund's transactions in options, futures contracts, hedging transactions, forward contracts, straddles and foreign currencies may accelerate income, defer losses, cause adjustments in the holding periods of the Fund's securities and convert short-term capital gains or losses into long-term capital gains or losses. Qualification requirements noted above may restrict the Fund's ability to engage in these transactions, and these transactions may affect the amount, timing and character of distributions to shareholders.

         Investment by the Fund in certain "passive foreign investment companies" could subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on proceeds received from the disposition of shares in the company, which tax cannot be eliminated by making distributions to Fund shareholders. However, the Fund may elect to treat a passive foreign investment company as a "qualified electing fund," in which case the Fund will be required to include its share of the company's income and net capital gain annually, regardless of whether it receives any distributions from the company. The Fund may also make an election to mark the gains (and to a limited extent losses) in such holdings "to the market" as though it had sold and repurchased its holdings in those PFIC's on the last day of the Fund's taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may have the effect of accelerating the recognition of income (without the receipt of cash) and increase the amount required to be distributed for the Fund to avoid taxation. Making either of these elections may therefore require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which may also accelerate the recognition of gain and affect the Fund's total return.

LOSS OF REGULATED INVESTMENT COMPANY STATUS

         The Fund may experience particular difficulty qualifying as a regulated investment company in the case of highly unusual market movements, in the case of high redemption levels and/or during the first year of its operations. If the Fund does not qualify for taxation as a regulated investment company for any taxable year, the Fund's income will be taxed at the Fund level at regular corporate rates, and all distributions from earnings and profits, including distributions of net long-term capital gains, will be taxable to shareholders as ordinary income and subject to withholding in the case of non-U.S. shareholders. In addition, in order to requalify for taxation as a regulated investment company that is accorded special tax treatment, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest on such gains, and make certain substantial distributions.

                             MANAGEMENT OF THE TRUST

          The Fund is advised and managed by Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts 02110 (the "Manager" or "GMO") which provides investment advisory services to a substantial number of institutional and other investors, including one other registered investment company. GMO converted from a general partnership to a limited liability company on December 16, 1996. Each of the following four members holds a greater than 5% interest in the Manager: R. Jeremy Grantham, Richard A. Mayo, Eyk H.A. Van Otterloo and Kingsley Durant.

         Under a Management Contract with the Fund, the Manager selects and reviews the Fund's investments and provides executive and other personnel for the management of the Trust. Pursuant to the Trust's Agreement and Declaration of Trust, the Board of Trustees supervises the affairs of the Trust as conducted by the Manager. In the event that the Manager ceases to be the manager of the Fund, the right of the Trust to use the identifying name "GMO" may be withdrawn.

         Each Management Contract provides for payment to the Manager of a management fee at the stated annual rates set forth under Schedule of Fees and Expenses. The management fee is computed and accrued daily, and paid monthly. In addition, with respect to the Fund, the Manager has contractually agreed to reimburse certain Fund expenses through at least June 30, 2000 in order to limit the Fund's annual expenses to a specified limit (with certain exclusions). These limits and the terms applicable to them are described under "Fees and Expenses."

          R. Jeremy Grantham, Christopher Darnell and Nardin Baker will be primarily responsible for the day to day management of the Tax-Managed U.S. Small Cap Fund.

         Pursuant to an Administrative Services Agreement with GMO, Investors Bank & Trust Company provides administrative services to the Fund. GMO pays Investors Bank & Trust Company an annual fee for its services to the Fund.

         Pursuant to a Servicing Agreement with the Trust on behalf of each class of shares of the Fund of the Trust, GMO, in its capacity as the Trust's shareholder servicer (the "Shareholder Servicer"), provides direct client service, maintenance and reporting to shareholders of each class of shares. Such servicing and reporting services include, without limitation, professional and informative reporting, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports, and assistance in the correction and maintenance of client-related information.

                  ORGANIZATION AND CAPITALIZATION OF THE TRUST

         The Trust was established on June 24, 1985 as a business trust under Massachusetts law. The Trust has an unlimited authorized number of shares of beneficial interest which may, without shareholder approval, be divided into an unlimited number of series and classes of such shares. The Trust's shares are presently divided into thirty-nine series of shares, including one for the Fund, and one for each of the Tax-Managed U.S. Equities Fund, Tax-Managed International Equities Fund, Asia Fund, International Core Plus Allocation Fund, Fundamental Value Fund, Pelican Fund, U.S. Core Fund, Tobacco-Free Core Fund, Value Fund, Growth Fund, U.S. Sector Fund, Small Cap Value Fund, Small Cap Growth Fund, REIT Fund, International Core Fund, Currency Hedged International Core Fund, Foreign Fund, International Small Companies Fund, Japan Fund, Emerging Markets Fund, Evolving Countries Fund, Global Properties Fund, Domestic Bond Fund, U.S. Bond/Global Alpha A Fund, U.S. Bond/Global Alpha B Fund, International Bond Fund, Currency Hedged International Bond Fund, Global Bond Fund, Emerging Country Debt Fund, Emerging Country Debt Share Fund,

Short-Term Income Fund, Global Hedged Equity Fund, Inflation Indexed Bond Fund, International Equity Allocation Fund, World Equity Allocation Fund, Global (U.S.+) Equity Allocation Fund, Global Balanced Allocation Fund and Intrinsic Value Fund, and up to eight classes of shares. All shares of all series are entitled to vote at any meetings of shareholders. The Trust does not generally hold annual meetings of shareholders and will do so only when required by law. All shares entitle their holders to one vote per share. Matters submitted to shareholder vote must be approved by the Fund except (i) when required by the 1940 Act shares shall be voted together as a single class and (ii) when the Trustees have determined that the matter does not affect the Fund, then only shareholders of the Fund(s) affected shall be entitled to vote on the matter. Shareholders of a particular class of shares do not have separate class voting rights except with respect to matters that affect only that class of shares or as otherwise required by law. Shares are freely transferable, are entitled to dividends as declared by the Trustees, and, in liquidation of the Trust, are entitled to receive the net assets of their Fund, but not of any other Fund. Shareholders holding a majority of the outstanding shares of all series may remove Trustees from office by votes cast in person or by proxy at a meeting of shareholders or by written consent.

         Shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the risk of a shareholder incurring financial loss on account of that liability is considered remote since it may arise only in very limited circumstances.

                                   APPENDIX A

               RISKS AND LIMITATIONS OF OPTIONS, FUTURES AND SWAPS


         Limitations on the Use of Options and Futures Portfolio Strategies. As noted in "Descriptions and Risks of Fund Investment Practices--Futures and Options" above, the Fund may use futures contracts and related options for hedging and, in some circumstances, for risk management or investment but not for speculation. Thus, except when used for risk management or investment, the Fund's long futures contract positions (less its short positions) together with the Fund's cash (i.e., equity or fixed income) positions will not exceed the Fund's total net assets.

         The Fund's ability to engage in the options and futures strategies described above will depend on the availability of liquid markets in such instruments. Markets in options and futures with respect to currencies are relatively new and still developing. It is impossible to predict the amount of trading interest that may exist in various types of options or futures. Therefore no assurance can be given that the Fund will be able to utilize these instruments effectively for the purposes set forth above.

         Risk Factors in Options Transactions. The option writer has no control over when the underlying securities or futures contract must be sold, in the case of a call option, or purchased, in the case of a put option, since the writer may be assigned an exercise notice at any time prior to the termination of the obligation. If an option expires unexercised, the writer realizes a gain in the amount of the premium. Such a gain, of course, may, in the case of a covered call option, be offset by a decline in the market value of the underlying security or futures contract during the option period. If a call option is exercised, the writer realizes a gain or loss from the sale of the underlying security or futures contract. If a put option is exercised, the writer must fulfill the obligation to purchase the underlying security or futures contract at the exercise price, which will usually exceed the then market value of the underlying security or futures contract.

         An exchange-traded option may be closed out only on a national securities exchange ("Exchange") which generally provides a liquid secondary market for an option of the same series. An over-the-counter option may be closed out only with the other party to the option transaction. If a liquid secondary market for an exchange-traded option does not exist, it might not be possible to effect a closing transaction with respect to a particular option with the result that the Fund holding the option would have to exercise the option in order to realize any profit. For example, in the case of a written call option, if the Fund is unable to effect a closing purchase transaction in a secondary market (in the case of a listed option) or with the purchaser of the option (in the case of an over-the-counter-option), the Fund will not be able to sell the underlying security (or futures contract) until the option expires or it delivers the underlying security (or futures contract) upon exercise. Reasons for the absence of a liquid secondary market on an Exchange include the following: (i) there may be insufficient trading interest in certain options;
(ii) restrictions may be imposed by an Exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an Exchange; (v) the facilities of an Exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options on that Exchange that had been issued by the Options Clearing Corporation as a result of trades on that Exchange should continue to be exercisable in accordance with their terms.

         The Exchanges have established limitations governing the maximum number of options which may be written by an investor or group of investors acting in concert. It is possible that the Fund, the Manager and other clients of the Manager may be considered to be such a group. These position limits may restrict the Fund's ability to purchase or sell options on a particular security.

         The amount of risk the Fund assumes when they purchase an option is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed below, the purchase of an option also entails the risk that changes in the value of the underlying security or futures contract will not be fully reflected in the value of the option purchased.


         Risk Factors in Futures Transactions. Investment in futures contracts involves risk. If the futures are used for hedging, some of that risk may be caused by an imperfect correlation between movements in the price of the futures contract and the price of the security or currency being hedged. The correlation is higher between price movements of futures contracts and the instrument underlying that futures contract. The correlation is lower when futures are used to hedge securities other than such underlying instrument, such as when a futures contract on an index of securities is used to hedge a single security, a futures contract on one security (e.g., U.S. Treasury bonds) is used to hedge a different security (e.g., a mortgage-backed security) or when a futures contract in one currency (e.g., the German Mark) is used to hedge a security denominated in another currency (e.g., the Spanish Peseta). In the event of an imperfect correlation between a futures position and a portfolio position (or anticipated position) which is intended to be protected, the desired protection may not be obtained and the Fund may be exposed to risk of loss. In addition, it is not always possible to hedge fully or perfectly against currency fluctuations affecting the value of the securities denominated in foreign currencies because the value of such securities also is likely to fluctuate as a result of independent factors not related to currency fluctuations. The risk of imperfect correlation generally tends to diminish as the maturity date of the futures contract approaches.

         A hedge will not be fully effective where there is such imperfect correlation. To compensate for imperfect correlations the Fund may purchase or sell futures contracts in a greater amount than the hedged securities if the volatility of the hedged securities is historically greater than the volatility of the futures contracts. Conversely, the Fund may purchase or sell fewer contracts if the volatility of the price of the hedged securities is historically less than that of the futures contract.

         As noted in the Private Placement Memorandum, the Fund may also purchase futures contracts (or options thereon) as an anticipatory hedge against a possible increase in the price of currency in which is denominated the securities the Fund anticipates purchasing. In such instances, it is possible that the currency may instead decline. If the Fund does not then invest in such securities because of concern as to possible further market and/or currency decline or for other reasons, the Fund may realize a loss on the futures contract that is not offset by a reduction in the price of the securities purchased.

         The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. Prices have in the past exceeded the daily limit on a number of consecutive trading days. Short positions in index futures may be closed out only by entering into a futures contract purchase on the futures exchange on which the index futures are traded.

         The successful use of transactions in futures and related options for hedging and risk management also depends on the ability of the Manager to forecast correctly the direction and extent of exchange rate, interest rate and stock price movements within a given time frame. For example, to the extent interest rates remain stable during the period in which a futures contract or option is held by the Fund investing in fixed income securities (or such rates move in a direction opposite to that anticipated), the Fund may realize a loss on the futures transaction which is not fully or partially offset by an increase in the value of its portfolio securities. As a result, the Fund's total return for such period may be less than if it had not engaged in the hedging transaction.

         Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. In addition, unless the Fund hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on foreign exchanges, any profits that the Fund might realized in trading could be eliminated by adverse changes in the exchange rate, or the Fund could incur losses as a result of those changes.

         Risk Factors in Swap Contracts, OTC Options and other Two-Party Contracts. The Fund may only close out a swap, contract for differences, cap floor or collar or OTC option, with the particular counterparty. Also, if the counterparty defaults, the Fund will have contractual remedies pursuant to the agreement related to the transaction, but there is no assurance that contract counterparties will be able to meet their obligations pursuant to such contracts or that, in the event of default, the Fund will succeed in pursuing contractual remedies. The Fund thus assumes the risk that it may be delayed or prevented from obtaining payments owed to it pursuant to swap contracts. The Manager will closely monitor subject to the oversight of the Trustees, the creditworthiness of contract counterparties and the Fund will not enter into any swaps, caps, floors or collars, unless the unsecured senior debt or the claims-paying ability of the other party thereto is rated at least A by Moody's Investors Service or Standard and Poor's Corporation at the time of entering into such transaction or if the counterparty has comparable credit as determined by the Manager. However, the credit of the counterparty may be adversely affected by larger-than-average volatility in the markets, even if the counterparty's net market exposure is small relative to its capital. The management of caps, floors, collars and swaps may involve certain difficulties because the characteristics of many derivatives have not been observed under all market conditions or through a full market cycle.

         Additional Regulatory Limitations on the Use of Futures and Related Options, Interest Rate Floors, Caps and Collars and Interest Rate and Currency Swap Contracts. In accordance with CFTC regulations, investments by the Fund as provided in the Private Placement Memorandum in futures contracts and related options for purposes other than bona fide hedging are limited such that the aggregate amount that the Fund may commit to initial margin on such contracts or time premiums on such options may not exceed 5% of that Fund's net assets.

         The Manager and the Trust do not believe that the Fund's respective obligations under equity swap contracts or Index Futures are senior securities and, accordingly, the Fund will not treat them as being subject to its borrowing restrictions. However, the net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each equity swap contract will be accrued on a daily basis and an amount of cash, U.S. Government Securities or other high grade debt obligations having an aggregate market value at least equal to the accrued excess will be maintained in a segregated account by the Fund's custodian. Likewise, when the Fund takes a short position with respect to an Index Futures contract the position must be covered or the Fund must maintain at all times while that position is held by the Fund, cash, U.S. government securities or other high grade debt obligations in a segregated account with its custodian, in an amount which, together with the initial margin deposit on the futures contract, is equal to the current delivery or cash settlement value.

                                   APPENDIX B

                   COMMERCIAL PAPER AND CORPORATE DEBT RATINGS



COMMERCIAL PAPER RATINGS

         Commercial paper ratings of Standard & Poor's Corporation ("Standard & Poor's") are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor's indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by Standard and Poor's indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1. Commercial paper rated A-3 indicates capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

         The rating Prime-1 is the highest commercial paper rating assigned by Moody's Investors Service, Inc. ("Moody's"). Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternate liquidity is maintained.

CORPORATE DEBT RATINGS

         Standard & Poor's Corporation. A Standard & Poor's corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor's for corporate debt:

AAA - This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA - Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree. A - Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB - Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.

BB, B, CCC, CC - Bonds rated BB, B, CCC and CC are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C - The rating C is reserved for income bonds on which no interest is being paid.

D - Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

         Moody's Investors Service, Inc. The following is a summary of the ratings used by Moody's Investor Services, Inc. for corporate debt:

Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.(1)

A - Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.(1)

Baa - Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C - Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing. Should no rating be assigned by Moody's, the reason may be one of the following:

1.       An application for rating was not received or accepted.

2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

3.       There is lack of essential data pertaining to the issue or issuer.

4. The issue was privately placed in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1, and B1.

                              SHAREHOLDER INQUIRIES
                        Shareholders may direct inquiries
                   to Grantham, Mayo, Van Otterloo & Co. LLC,
                        40 Rowes Wharf, Boston, MA 02110
                                (1-617-346-7646)


--------------------------------------------------------------------------------

                       GMO TAX-MANAGED U.S. SMALL CAP FUND



                       STATEMENT OF ADDITIONAL INFORMATION

                                  MAY 19, 1999
























         This Statement of Additional Information is not a complete private placement memorandum. This Statement of Additional Information relates to the Private Placement Memorandum for the GMO Tax-Managed U.S. Small Cap Fund dated May 19, 1999, as amended from time to time, and should be read in conjunction therewith. A copy of the Private Placement Memorandum may be obtained from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110.

                                TABLE OF CONTENTS

                                                                           Page


INVESTMENT OBJECTIVES AND POLICIES............................................1

MISCELLANEOUS INVESTMENT PRACTICES............................................1

MANAGEMENT OF THE TRUST.......................................................1

INVESTMENT ADVISORY AND OTHER SERVICES........................................2

PORTFOLIO TRANSACTIONS........................................................4

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES..............................5

PERFORMANCE INFORMATION.......................................................7

                       INVESTMENT OBJECTIVES AND POLICIES

         The investment objectives and policies of the GMO Tax-Managed U.S. Small Cap Fund (the "Fund" or "Tax-Managed U.S. Small Cap Fund") are described in the Fund's Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information, the investment objectives and policies of the Fund may be changed without shareholder approval.

                       MISCELLANEOUS INVESTMENT PRACTICES

         Index Futures. As stated in the Private Placement Memorandum under the heading "Description and Risks of Fund Investments -- Futures and Options," the Fund may purchase futures contracts on various securities indexes ("Index Futures"). As indicated in the Private Placement Memorandum, an Index Future is a contract to buy or sell an integral number of units of the particular stock index at a specified future date at a price agreed upon when the contract is made. A unit is the value from time to time of the relevant index. Entering into a contract to buy units is commonly referred to as buying or purchasing a contract or holding a long position in the relevant index.

         For example, if the value of a unit of a particular index were $1,000, a contract to purchase 500 units would be worth $500,000 (500 units x $1,000). The Index Futures contract specifies that no delivery of the actual stocks making up the index will take place. Instead, settlement in cash must occur upon the termination of the contract, with the settlement being the difference between the contract price and the actual level of the relevant index at the expiration of the contract. For example, if the Fund enters into one futures contract to buy 500 units of an index at a specified future date at a contract price of $1,000 per unit and the index is at $1,010 on that future date, the Fund will gain $5,000 (500 units x gain of $10).

                             MANAGEMENT OF THE TRUST

         The Trustees and officers of the Trust and their principal occupations during the past five years are as follows:

          *R. Jeremy Grantham (D.O.B. 10/6/38). President-Quantitative and Trustee of the Trust. Member, Grantham, Mayo, Van Otterloo & Co. LLC

          Harvey R. Margolis (D.O.B. 12/12/42). Trustee of the Trust. Mathematics Professor, Boston College.

          Jay O. Light (D.O.B. 10/3/41). Trustee of the Trust. Professor of Business Administration, Harvard University; Senior Associate Dean, Harvard University (1988-1992).

          Eyk del Mol Van Otterloo (D.O.B. 2/27/37). President-International of the Trust. Member, Grantham, Mayo, Van Otterloo & Co. LLC

          Richard Mayo (D.O.B. 6/18/42). President-Domestic Active of the Trust. Member, Grantham, Mayo, Van Otterloo & Co. LLC

          Kingsley Durant (D.O.B. 1/19/32). Vice President and Secretary of the Trust. Member, Grantham, Mayo, Van Otterloo & Co. LLC

          Susan Randall Harbert (D.O.B. 4/25/57). Secretary and Treasurer of the Trust. Member, Grantham, Mayo, Van Otterloo & Co. LLC

          William R. Royer, Esq. (D.O.B. 7/20/65). Vice President, Assistant Treasurer and Clerk of the Trust. General Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (January 1995 - Present). Associate, Ropes & Gray, Boston, Massachusetts (September 1992 - January 1995).

          Jui Lai (D.O.B. 1/21/49). Secretary of the Trust. Member, Grantham, Mayo, Van Otterloo & Co. LLC

          Ann Spruill (D.O.B. 8/30/54). Secretary of the Trust. Member, Grantham, Mayo, Van Otterloo & Co. LLC

          Robert V. Brokaw, Jr. (D.O.B. 10/7/43). Secretary of the Trust. Member, Grantham, Mayo, Van Otterloo & Co. LLC

          Forrest Berkley (D.O.B. 4/25/54). Vice President of the Trust. Member, Grantham, Mayo, Van Otterloo & Co. LLC.

          Scott Eston (D.O.B. 1/20/56). Vice President of the Trust. Chief Financial Officer, Grantham, Mayo, Van Otterloo & Co. LLC (September 1997 - present). Senior Partner, Coopers & Lybrand (1987 - 1997).

          Brent Arvidson (D.O.B. 6/26/69). Assistant Treasurer. Senior Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (September 1997
          - present). Senior Financial Reporting Analyst, John Hancock Funds (August 1996 - September 1997). Account Supervisor/Senior Account Specialist, Investors Bank and Company (June 1993 - August 1996).


          *Trustee is deemed to be an "interested person" of the Trust and the Manager, as defined by the 1940 Act.

                  The mailing address of each of the officers and Trustees is c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110.

                  Except as stated above, the principal occupations of the officers and Trustees for the last five years have been with the employers as shown above, although in some cases they have held different positions with such employers.

                  Other than as set forth in the table below, no Trustee or officer of the Trust receives any direct compensation from the Trust or any series thereof:

                                                       Total Annual Compensation
              Name of Person, Position                        from the Trust

              Harvey R.  Margolis, Trustee                       $70,000
              Jay O.  Light, Trustee                             $70,000

                  Messrs. Grantham, Mayo, Van Otterloo, Durant, Lai, Brokaw, Eston and Berkley, and Mses. Harbert and Spruill, as members of the Manager, will benefit from the management fees paid by the Fund to the Trust.

                     INVESTMENT ADVISORY AND OTHER SERVICES


                  Management Contract. As disclosed in the Private Placement Memorandum under the heading "Management of the Fund," under a Management Contract (the "Management Contract") between the Trust and Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager"), subject to such policies as the Trustees of the Trust may determine, the Manager will furnish continuously an investment program for the Fund and will make investment decisions on behalf of the Fund and place all orders for each purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services and pays all salaries, fees and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under "Portfolio Transactions -- Brokerage and Research Services," the Trust's portfolio transactions may be placed with broker-dealers which furnish the Manager, at no cost, certain research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

                  As is disclosed in the Private Placement Memorandum, the Manager has contractually agreed to reimburse the Fund to the extent that the Fund's annual expenses incurred in the operation of the Fund (including the management fee but excluding Shareholder Service Fees, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses and transfer taxes) exceed a specified percentage of the Fund's average daily net assets. In addition, the Manager's compensation under the Management Contract is subject to reduction to the extent that in any year the expenses of the Fund exceeds the limits on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund is qualified for offer and sale. The term "expenses" is defined in the statutes or regulations of such jurisdictions, and, generally speaking, excludes brokerage commissions, taxes, interest and extraordinary expenses. The Fund is not currently subject to any state imposed limit on expenses.

                  The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

                  The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who are not "interested persons" of the Manager) and by the Fund's initial sole shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract will continue in effect for a period more than two years from the date of its execution only so long as its continuance is approved at least annually by (i) vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by
         (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund. The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days' notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days' written notice by the Manager to the Trust.

                  Custodial Arrangements. Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Trust's custodian on behalf of the Tax-Managed U.S. Small Cap Fund. As such, IBT holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, IBT receives and delivers cash and securities of the Fund in connection with the Fund's transactions and collects all dividends and other distributions made with respect to the Fund's portfolio securities. IBT also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis.

                  Shareholder Service Arrangements. As disclosed in the Private Placement Memorandum, pursuant to the terms of a single Servicing Agreement with each Fund of the Trust, Grantham, Mayo, Van Otterloo & Co. LLC ("GMO") provides direct client service, maintenance and reporting to shareholders of the Fund. The Servicing Agreement was approved by the Trustees of the Trust (including a majority of the Trustees who are not "interested persons" of the Manager or the Trust). The Servicing Agreement will continue in effect for a period more than one year from the date of its execution only so long as its continuance is approved at least annually by (i) vote, cast in person at a meeting called for the purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of the full Board of Trustees. The Servicing Agreement automatically terminates on assignment (except as specifically provided in the Servicing Agreement) and is terminable by either party upon not more than 60 days written notice to the other party.

                  The Trust initially entered into the Servicing Agreement with GMO on May 30, 1996.

                  Independent Accountants. The Trust's independent accountants are PricewaterhouseCoopers LLP, 160 Federal Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation and provides assistance in connection with the preparation of various Securities and Exchange Commission filings.

                             PORTFOLIO TRANSACTIONS

                  The purchase and sale of portfolio securities for the Fund and for the other investment advisory clients of the Manager are made by the Manager with a view to achieving their respective investment objectives. For example, a particular security may be bought or sold for certain clients of the Manager even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. In some instances, therefore, one client may sell indirectly a particular security to another client. It also happens that two or more clients may simultaneously buy or sell the same security, in which event purchases or sales are effected on a pro rata, rotating or other equitable basis so as to avoid any one account's being preferred over any other account.

                  Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (a) such securities meet the investment objectives and policies of the Fund; (b) such securities are acquired for investment and not for resale; (c) such securities are liquid securities which are not restricted as to transfer either by law or liquidity of market; and (d) such securities have a value which is readily ascertainable as evidenced by a listing on the American Stock Exchange, the New York Stock Exchange, NASDAQ or a recognized foreign exchange.

                  Brokerage and Research Services. In placing orders for the portfolio transactions of the Fund, the Manager will seek the best price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. The determination of what may constitute best price and execution by a broker-dealer in effecting a securities transaction involves a number of considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future and the financial strength and stability of the broker. Because of such factors, a broker-dealer effecting a transaction may be paid a commission higher than that charged by another broker-dealer. Most of the foregoing are judgmental considerations.

                  Over-the-counter transactions often involve dealers acting for their own account.

                  Although the Manager does not consider the receipt of research services as a factor in selecting brokers to effect portfolio transactions for the Fund, the Manager will receive such services from brokers who are expected to handle a substantial amount of the Fund's portfolio transactions. Research services may include a wide variety of analyses, reviews and reports on such matters as economic and political developments, industries, companies, securities and portfolio strategy. The Manager uses such research in servicing other clients (including other Funds of the Trust) as well as the Fund.

                  As permitted by Section 28(e) of the Securities Exchange Act of 1934 and subject to such policies as the Trustees of the Trust may determine, the Manager may pay an unaffiliated broker or dealer that provides "brokerage and research services" (as defined in the Act) to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction.

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

                  The Trust is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June 24, 1985. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The fiscal year for the Fund ends on February 28.

                  Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of thirty-nine series: one for the Tax-Managed U.S. Small Cap Fund and one for each of the Tax-Managed U.S. Equities Fund, Tax-Managed International Equities Fund, Asia Fund, International Core Plus Allocation Fund, Fundamental Value Fund, Pelican Fund, U.S. Core Fund, Tobacco-Free Core Fund, Value Fund, Growth Fund, U.S. Sector Fund, Small Cap Value Fund, Small Cap Growth Fund, REIT Fund, International Core Fund, Currency Hedged International Core Fund, Foreign Fund, International Small Companies Fund, Japan Fund, Emerging Markets Fund, Evolving Countries Fund, Global Properties Fund, Domestic Bond Fund, U.S. Bond/Global Alpha A Fund, U.S. Bond/Global Alpha B Fund, International Bond Fund, Currency Hedged International Bond Fund, Global Bond Fund, Emerging Country Debt Fund, Emerging Country Debt Share Fund, Short-Term Income Fund, Global Hedged Equity Fund, Inflation Indexed Bond Fund, International Equity Allocation Fund, World Equity Allocation Fund, Global (U.S.+) Equity Allocation Fund, Global Balanced Allocation Fund and Intrinsic Value Fund. Interests in each portfolio (Fund) are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding Fund. The shares of such series do not have any preemptive rights. Upon liquidation of a Fund, shareholders of the corresponding series are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial and transfer agency expenses, but there is no present intention to make such charges.

                  The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the impact of any future regulatory requirements which might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to eight classes of shares for each series of the Trust (except for the Pelican Fund):
         Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares and Class VIII Shares.

                  The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

                  The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the Investment Company Act of 1940 (the "1940 Act") requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

         Voting Rights

                  As summarized in the Private Placement Memorandum, shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and will vote (to the extent provided herein) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the 1940 Act, shares shall be voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects only the interests of one or more Funds, then only shareholders of such affected Funds shall be entitled to vote thereon. Shareholders of one Fund shall not be entitled to vote on matters exclusively affecting another Fund, such matters including, without limitation, the adoption of or change in the investment objectives, policies or restrictions of the other Fund and the approval of the investment advisory contracts of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except with respect to matters that affect only that class of shares and as otherwise required by law.

                  There will normally be no meetings of shareholders for the purpose of electing Trustees except that in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees shall continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

                  No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

         Shareholder and Trustee Liability

                  Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of the Fund for all loss and expense of any shareholder of that Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund of which he is or was a shareholder would be unable to meet its obligations.


                  The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Such person may not be indemnified against any liability to the Trust or the Trust shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                             PERFORMANCE INFORMATION

                  The Fund may from time to time include its total return in advertisements or in information furnished to present or prospective shareholders.

                  Quotations of average annual total return for the Fund will be expressed in terms of the average annual compounded rate of return of a hypothetical investment in the Fund or class over periods of one, three, five, and ten years (or for such shorter or longer periods as shares of the Fund have been offered), calculated pursuant to the following formula: P (1 + T)n = ERV (where P = a hypothetical initial payment of $1,000, T = the average annual total return, n = the number of years, and ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period). Except as noted below, all total return figures reflect the deduction of a proportional share of Fund expenses on an annual basis, and assume that (i) the maximum purchase premium is deducted from the initial $1,000 payment,
         (ii) all dividends and distributions are reinvested when paid and (iii) the maximum redemption fee is charged at the end of the relevant period. Quotations of total return may also be shown for other periods. The Fund may also, with respect to certain periods of less than one year, provide total return information for that period that is unannualized. Any such information would be accompanied by standardized total return information.

                  The Fund may also from time to time advertise net return and gross return data for each month and calendar quarter since the Fund's inception. Monthly and quarterly return data is calculated by linking daily performance for the Fund (current net asset value divided by prior net asset value), and assumes reinvestment of all dividends and gains. Monthly and quarterly performance data does not reflect payment of any applicable purchase premiums or redemptions fees. All quotations of monthly and quarterly returns would be accompanied by standardized total return information.

                  Quotations of the Fund's gross return do not reflect any reduction for any Fund fees or expenses unless otherwise noted; if the gross return data reflected the estimated fees and expenses of the Fund, the returns would be lower than those shown. Quotations of gross return for the Fund for a particular month or quarter will be calculated in accordance with the following formula:

         Gross Return =
         Net Return + (Total Annual Operating Expense Ratio) (# of days in relevant period/365)

                  Information relating to the Fund's return for a particular month or calendar quarter is provided to permit evaluation of the Fund's performance and volatility in different market conditions, and should not be considered in isolation.

                  From time to time, in advertisements, in sales literature, or in reports to shareholders, the Fund may compare its respective performance to that of other mutual funds with similar investment objectives and to stock or other relevant indices. For example, the Fund may compare its total return to rankings prepared by Lipper Analytical Services, Inc., Morningstar Inc., or any other independent service which monitors mutual fund performance; the Russell 2500 Index, an index of unmanaged groups of common stock; or the Dow Jones Industrial Average, a recognized unmanaged index of 30 industrial companies listed on the New York Stock Exchange.

                  Performance rankings and listings reported in national financial publications, such as Money Magazine, Barron's and Changing Times, may also be cited (if the Fund is listed in any such publication) or used for comparison, as well as performance listings and rankings from various other sources including No Load Fund X, CDA Investment Technologies, Inc., Weisenberger Investment Companies Service, and Donoghue's Mutual Fund Almanac.

                                    GMO TRUST
                   (GMO Tax-Managed U.S. Small Cap Fund only)

                            PART C. OTHER INFORMATION


Item 24.  Financial Statements and Exhibits

     (a) Financial Statements:  Not Applicable.

     (b) Exhibits

         1. Form of Amended and Restated Agreement and Declaration of Trust - Exhibit 1.

         2.    Amended and Restated By-laws of the Trust1.

         3.    None.

         4.    Not Applicable.

         5. Form of Management Contract between the Trust, on behalf of its GMO Tax-Managed U.S. Small Cap Fund, and Grantham, Mayo, Van Otterloo & Co. LLC ("GMO") -- Exhibit 5.

         6.    Not Applicable.

         7.    None.

         8.    (a ) Custodian Agreement (the "IBT Custodian Agreement") among the Trust, on behalf of its GMO U.S. Core Fund (formerly "GMO Core Fund"), GMO Currency Hedged International Bond Fund, GMO Value Fund, GMO Growth Fund and GMO Short-Term Income Fund, GMO and Investors Bank & Trust Company ("IBT")1;

               (b) Form of Letter Agreement with respect to the IBT Custodian Agreement among the Trust, on behalf of its GMO Tax-Managed U.S. Small Cap Fund and GMO Intrinsic Value Fund, GMO and IBT -- Exhibit 8(b).

         9.    (a)  Transfer Agency Agreement among the Trust, on behalf of its GMO U.S. Core Fund, GMO Currency Hedged International Bond Fund, GMO Growth Fund (formerly "GMO Growth Allocation Fund"), GMO Value Fund (formerly "GMO Growth Allocation Fund"), GMO Short-Term Income Fund, GMO International Core Fund and GMO Japan Fund, GMO and IBT1;

               (b) Form of Letter Agreement to the Transfer Agency Agreement among the Trust, on behalf of its Tax-Managed U.S. Small Cap Fund and Intrinsic Value Fund, GMO and IBT -- Exhibit 9(b);

               (c) Form of Notification of Obligation to Reimburse Certain Fund Expenses by Grantham, Mayo, Van Otterloo & Co. LLC to the Trust -- Exhibit 9(c);

               (d) Form of Amended and Restated Servicing Agreement between the Trust, on behalf of the Funds, and GMO -- Exhibit 9(d).

         10.   Not Applicable.

         11.   Not Applicable.

         12.   Not Applicable.

         13.   None.

         14.   Prototype Retirement Plans1.

         15.   None.

         16.   Not Applicable.

         17.   Not Applicable.

         18.   Form of Rule 18f-3 Multiclass Plan -- Exhibit 18.

Item 25. Persons Controlled by or Under Common Control with Registrant

               None.

Item 26.        Number of Holders of Securities

                Not Applicable

Item 27.        Indemnification

                See Item 27 of Pre-Effective Amendment No. 1 which is hereby incorporated by reference.

Item 28.        Business and Other Connections of Investment Adviser

                See Item 28 of Pre-Effective Amendment No. 1 which is hereby incorporated by reference.

Item 29.        Principal Underwriters

                Not Applicable.

Item 30.        Location of Accounts and Records

                See Item 30 of Pre-Effective Amendment No. 1 which is hereby incorporated by reference.

Item 31.        Management Services

                Not Applicable.

Item 32.        Undertakings

                Registrant hereby agrees to furnish each person to whom a prospectus is delivered with a copy of the Registrant's latest annual report to shareholders containing the information required by Item 5A of Form N-1A omitted from the Prospectus, upon request and without charge.
----------------

1 = Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

                                   SIGNATURES

        Pursuant to the requirements of the Investment Company Act of 1940 (the "1940 Act"), the Registrant has duly caused this Post-Effective Amendment No. 55 to the Trust's Registration Statement under the 1940 Act, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts, on the 18th day of May, 1999.



                                                    GMO Trust

                                                    By:  R. JEREMY GRANTHAM*
                                                    --------------------------
                                                    R. Jeremy Grantham
                                                    President - Quantitative;
                                                    Principal Executive Officer;
                                                    Title:  Trustee





             Pursuant to the 1940 Act, this Post-Effective Amendment No. 55 to the Trust's Registration Statement under the 1940 Act has been signed below by the following persons in the capacities and on the dates indicated.



Signatures                 Title                                    Date
----------                 -----                                    ----


R. JEREMY GRANTHAM*        President - Quantitative; Principal      May 18, 1999
-------------------        Executive Officer; Trustee
R. Jeremy Grantham



SUSAN RANDALL HARBERT*     Treasurer; Principal Financial and       May 18, 1999
----------------------     Accounting Officer
Susan Randall Harbert




HARVEY R. MARGOLIS*        Trustee                                  May 18, 1999
------------------
Harvey R. Margolis




JAY O. LIGHT*              Trustee                                  May 18, 1999
-------------
Jay O. Light



                              * By:   /S/ WILLIAM R. ROYER
                                      --------------------
                                       William R. Royer
                                       Attorney-in-Fact

                                POWER OF ATTORNEY


      We, the undersigned officers and trustees of GMO Trust, a Massachusetts business trust, hereby severally constitute and appoint William R. Royer our true and lawful attorney, with full power to him to sign for us, and in our names and in the capacities indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming our signatures as they may be signed by our said attorneys on said Registration Statement.

      Witness our hands and common seal on the date set forth below.

                       (Seal)



Signature                       Title                             Date
---------                       -----                             ----

                                President-Domestic;
                                Principal Executive
/S/ R. Jeremy Grantham          Officer; Trustee                  March 12, 1996
--------------------------
R. Jeremy Grantham


/S/ Eyk H.A. Van Otterloo       President-International           March 12, 1996
--------------------------
Eyk H.A. Van Otterloo


/S/ Harvey Margolis             Trustee                           March 12, 1996
--------------------
Harvey Margolis


                                Treasurer; Principal
                                Financial and
/S/ Kingsley Durant             Accounting Officer                March 12, 1996
------------------------
Kingsley Durant

                                POWER OF ATTORNEY


      I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint William R. Royer my true and lawful attorney, with full power to him to sign for me, and in my names and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

      Witness my hand and common seal on the date set forth below.

                       (Seal)



Signature                       Title                               Date
---------                       -----                               ----

/S/ JAY O. LIGHT                Trustee                             May 23, 1996
--------------------
Jay O. Light

                                POWER OF ATTORNEY


      I, the undersigned officer of GMO Trust, a Massachusetts business trust, hereby constitute and appoint William R. Royer my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

      Witness my hand and common seal on the date set forth below.

                       (Seal)



Signature                       Title                               Date
---------                       -----                               ----

/S/ SUSAN RANDALL HARBERT       Treasurer                           May 29, 1999
--------------------------
Susan Randall Harbert

                                  EXHIBIT INDEX

                                    GMO TRUST



   Exhibit No.      Title of Exhibit


        1           Form of Amended and Restated Agreement and Declaration of
                    Trust

        5           Form of Management Contract

       8(b)         Form of Letter Agreement to Custody Agreement

       9(b)         Form of Letter Agreement to Transfer Agency and Service
                    Agreement

       9(c) Form of Notification of Obligation to Reimburse Certain Fund Expenses by Grantham, Mayo, Van Otterloo & Co. LLC to the Trust

       9(d) Form of Amended and Restated Servicing Agreement between the Trust, on behalf of the Funds, and GMO

       18           Form of Multi-Class Plan